EXHIBIT 10.1
[EXECUTION VERSION]
FIRST AMENDMENT AGREEMENT dated as of March 8, 2023 (this “Agreement”), to the Credit Agreement dated as of January 29, 2021 (the “Existing Credit Agreement”), among MURPHY USA INC. (“Murphy USA”), MURPHY OIL USA, INC. (the “Company”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Revolving Administrative Agent and Collateral Agent, and ROYAL BANK OF CANADA, as Term Administrative Agent.
Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context requires.
WHEREAS, the Lenders and the Issuing Banks party to the Existing Credit Agreement have agreed to extend credit to the Company under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Company has requested that certain modifications be made to the Existing Credit Agreement with respect to the Revolving Commitments and Revolving Loans thereunder; and
WHEREAS, the Administrative Agents and each of the Lenders and the Issuing Banks party hereto, which Lenders and Issuing Banks constitute all of the Revolving Lenders and Issuing Banks under the Existing Credit Agreement and all of the Revolving Lenders and the Issuing Banks under the Amended Credit Agreement, are willing to agree to the foregoing, in each case on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
SECTION 1. Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below), subject to Section 4(a):
(a) the Existing Credit Agreement (including Exhibits C and F thereto but excluding all other Exhibits and Schedules thereto, each of which shall remain as in effect immediately prior to the Amendment Effective Date) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto

(the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”); and
(b) Exhibits C and F to the Existing Credit Agreement are hereby amended and restated in their respective entirety in the form of the correspondingly lettered Exhibits hereto.
SECTION 2. Representations and Warranties. Each of Murphy USA and the Company represents and warrants to each of the Administrative Agents and to each of the Lenders party hereto, as of the Amendment Effective Date, that:
(a)The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by Murphy USA, the Company and each other Loan Party and constitutes a legal, valid and binding obligation of Murphy USA, the Company or the applicable Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)at the time of and immediately after giving effect to this Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; and
(c)at the time of and as of the Amendment Effective Date, after giving effect to this Agreement, no Default has occurred and is continuing.
SECTION 3. Effectiveness. The amendment of the Existing Credit Agreement and the amendment and restatement of the applicable Exhibits as set forth in Section 1 hereof shall become effective on the first date on which the following conditions shall have been satisfied (the “Amendment Effective Date”):
(a)The Revolving Administrative Agent shall have executed a counterpart hereto and shall have received from (i) Murphy USA, (ii) the Company, (iii) each other Loan Party, (iv) each Revolving Lender party to the Existing Credit Agreement, (v) each Issuing Bank and (vi) the Term Administrative Agent either (A) a counterpart of this Agreement signed on behalf of such party or (B) evidence satisfactory to the Revolving Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)All fees, cost reimbursements and out-of-pocket expenses required to be paid or reimbursed on or prior to the Amendment Effective Date pursuant hereto or pursuant to the Existing Credit Agreement to the extent invoiced prior to (or, in the case of cost reimbursement and out-of-pocket expenses, not less than two Business Days prior to) the Amendment Effective Date shall have been paid or will be paid substantially concurrently with the effectiveness of this Agreement.
(c)The Revolving Administrative Agent shall notify each of Murphy USA and the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 4. Effect of Amendment; No Novation.
(a)Notwithstanding anything to the contrary contained herein or in the Amended Credit Agreement, (i) each Eurocurrency Term Loan bearing interest at the Adjusted LIBO Rate outstanding on the Amendment Effective Date shall remain outstanding as such, (ii) each Eurocurrency Revolving Loan bearing interest at the Adjusted LIBO Rate outstanding on the Amendment Effective Date (each, an “Existing LIBOR Loan”) shall remain outstanding as such until the expiration of the Interest Period applicable to such Existing LIBOR Loan, in accordance with, and subject to all of the terms and conditions of, the Existing Credit Agreement, and (iii) interest on each such Existing LIBOR Loan shall continue to accrue to, and shall be payable on, each interest payment date applicable thereto until the Interest Period for such Existing LIBOR Loan ends, in each case in accordance with Section 2.13 of the Existing Credit Agreement. From and after the Amendment Effective Date, (x) the Company shall not be permitted to request that any Revolving Lender fund, and no Revolving Lender shall fund, any Term Benchmark Revolving Loan bearing interest at the Adjusted LIBO Rate, (y) no Existing LIBOR Loan may be continued as a Term Benchmark Loan bearing interest at the Adjusted LIBO Rate and (z) each Existing LIBOR Loan may be converted to a Term Benchmark Revolving Loan bearing interest at the Adjusted Term SOFR Rate or an ABR Loan (each as defined in the Amended Credit Agreement) in accordance with the Amended Credit Agreement.
(b)Except as expressly set forth herein and in the Amended Credit Agreement, this Agreement and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agents, the Issuing Banks or the Lenders under the Existing Credit Agreement, the Collateral Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Collateral Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement, the Collateral Agreement or any other Loan Document in similar or different circumstances.

(c)On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Amended Credit Agreement, shall refer to the Existing Credit Agreement as amended in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(d)Neither this Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Secured Obligations (as defined in the Collateral Agreement) outstanding under the Existing Credit Agreement or the Security Documents, which shall remain in full force and effect. Nothing expressed or implied in this Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.
SECTION 5. Reaffirmation. Each of Murphy USA, the Company and the entities party hereto as “Guarantors” (the “Guarantors”, together with the Company, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further (i) acknowledges that the Secured Obligations (as defined in the Collateral Agreement) shall include the due and punctual payment of all of the monetary obligations of each Loan Party under or pursuant to the Amended Credit Agreement, including all such obligations in respect of the Commitments and all Loans incurred thereunder (including all such obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party and (iii) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (and shall be determined after giving effect to this Agreement).
SECTION 6. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; JURY TRIAL WAIVER. THE PROVISIONS CONCERNING (A) GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS SET FORTH IN SECTION 9.09 OF THE AMENDED CREDIT AGREEMENT AND (B) JURY TRIAL WAIVER SET FORTH IN SECTION 9.10 OF THE AMENDED CREDIT AGREEMENT SHALL APPLY TO

THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
SECTION 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.
MURPHY USA INC.,
by /s/ Donald R. Smith, Jr.
_________________________
Name: Donald R. Smith, Jr.
Title: Vice President and Controller

MURPHY OIL USA, INC.,
by /s/ Donald R. Smith, Jr.
_________________________
Name: Donald R. Smith, Jr.
Title: Vice President and Controller

[Signature Page to Amendment Agreement]

    LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

JPMORGAN CHASE BANK, N.A.

By:     /s/ Jason R. Williams
Name: Jason R. Williams
Title: Authorized Officer

[Signature Page to Amendment Agreement]

ROYAL BANK OF CANADA, as Term Administrative Agent
By:     /s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services

[Signature Page to Amendment Agreement]

ROYAL BANK OF CANADA,
Individually, as Issuing Bank and
Revolving Lender

By:     /s/ John Flores
Name: John Flores
Title: Authorized Signatory

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.
Bank of America, N.A.

By:      /s/ Kevin Couch
Name: Kevin Couch
Title: Senior Vice President

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:      /s/ Walker Higgins
Name: Walker Higgins
Title: Director

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

REGIONS BANK

By:      /s/ Aaron Wade
Name: Aaron Wade
Title: Managing Director

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

Fifth Third Bank, National Association

By:      /s/ Mike Ross
Name: Mike Ross
Title: SVP, Managing Director

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

Truist Bank

By:      /s/ Alysa Trakas
Name: Alysa Trakas
Title: Director

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

CADENCE BANK

By:      /s/ Brandon Dunn
Name: Brandon Dunn
Title: Managing Director

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

Hancock Whitney Bank

By:      /s/ Nancy G. Moragas
Name: Nancy G. Moragas
Title: SVP

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

PNC BANK, NATIONAL ASSOCIATION

By:      /s/ Ana Gaytan
Name: Ana Gaytan
Title: Assistant Vice President

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AGREEMENT
TO THE CREDIT AGREEMENT
OF MURPHY OIL USA INC.

UMB Bank, N.A.

By:      /s/ Cory Miller
Name: Cory Miller
Title: Senior Vice President

[Signature Page to Amendment Agreement]

ANNEX I

Amended Credit Agreement

ANNEX I

CREDIT AGREEMENT
dated as of January 29, 2021,
among
MURPHY USA INC.,
MURPHY OIL USA, INC.,
The LENDERS Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Revolving Administrative Agent and Collateral Agent,
and
ROYAL BANK OF CANADA,
as Term Administrative Agent
RBC CAPITAL MARKETS,
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,
WELLS FARGO SECURITIES, LLC,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
TRUIST SECURITIES, INC.,
HANCOCK WHITNEY INVESTMENT SERVICES, INC.,
PNC CAPITAL MARKETS LLC
and
UMB BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners
for the Term Facility Provided for Herein,
JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS,
BOFA SECURITIES, INC.,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
for the Revolving Credit Facility Provided for Herein,

JPMORGAN CHASE BANK, N.A.,
and
RBC CAPITAL MARKETS,
as Syndication Agents
and
JPMORGAN CHASE BANK, N.A.,
and
RBC CAPITAL MARKETS,
as Documentation Agents[1]

1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

ARTICLE II

The Credits

SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs ..    92

i

SECTION 2.23.    Refinancing Facilities ..............................................................    103
SECTION 2.24.    Loan Repurchases ...................................................................    106

ARTICLE III

Representations and Warranties

SECTION 3.07.    Compliance with Laws and Agreements; Anti-Corruption Laws and Sanctions     111
SECTION 3.08.    Investment Company Status ....................................................    111
SECTION 3.09.    Taxes .......................................................................................    111
SECTION 3.10.    ERISA .....................................................................................    111
SECTION 3.11.    Subsidiaries and Joint Ventures; Disqualified Equity Interests    111

ARTICLE IV

Conditions
SECTION 4.01.    Effective Date .........................................................................    114
SECTION 4.02.    Each Credit Event ...................................................................    116
ARTICLE V

Affirmative Covenants

SECTION 5.12.    Further Assurances ..................................................................    122
SECTION 5.13.    Trademark License Agreement ...............................................    122
ARTICLE VI

Negative Covenants

SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions     128

ARTICLE VII

Events of Default
ARTICLE VIII

The Administrative Agents
ARTICLE IX

Miscellaneous

SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    164
SECTION 9.07.    Severability .............................................................................    166
SECTION 9.08.    Right of Setoff .........................................................................    166
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    166

SECTION 9.20.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions     172
SECTION 9.21.    Acknowledgment Regarding Any Supported QFCs ..............    174

SCHEDULES:

Schedule 1.01    —    Existing Letters of Credit
Schedule 2.01    —    Commitments
Schedule 2.05    ––    Initial LC Commitments
Schedule 3.11    —    Subsidiaries and Joint Ventures
Schedule 3.12    —    Insurance
Schedule 6.01    —    Existing Indebtedness
Schedule 6.01(j)    —    Letters of Credit
Schedule 6.02    —    Existing Liens
Schedule 6.04    —    Existing Investments
Schedule 6.10    —    Existing Restrictions

EXHIBITS:
Exhibit A     —    Form of Assignment and Assumption
Exhibit B    —    Form of Auction Procedures
Exhibit C     —    Form of Borrowing Request
Exhibit D     —    Form of Guarantee and Collateral Agreement
Exhibit E     —    Form of Compliance Certificate
Exhibit F     —    Form of Interest Election Request
Exhibit G    —    Form of Perfection Certificate
Exhibit H    —    Form of Supplemental Perfection Certificate
Exhibit I-1    —    Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2    —    Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3    —    Form of U.S. Tax Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4    —    Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
v

    CREDIT AGREEMENT dated as of January 29, 2021, among MURPHY USA INC., MURPHY OIL USA, INC., the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Revolving Administrative Agent and Collateral Agent, and ROYAL BANK OF CANADA, as Term Administrative Agent.
WHEREAS, Murphy USA, Murphy USA NJ, Inc. (“Merger Sub”), Quick Chek Corporation, a New Jersey corporation (the “Target”) and Fortis Advisors LLC, a Delaware limited liability company, as shareholder representative, have entered into the Agreement and Plan of Merger dated as of December 12, 2020 (together with all schedules, exhibits, attachments and annexes thereto, the “Merger Agreement”), pursuant to which Murphy USA will acquire the Target (the “Acquisition”) pursuant to the merger of Merger Sub with and into the Target, with the Target surviving as a wholly-owned direct or indirect subsidiary of the Company.
WHEREAS, in connection with the Acquisition, the Company has requested the Lenders to extend credit as set forth here.
WHEREAS, the Lenders and Issuing Banks are willing to extend credit to the Company on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” has the meaning assigned to such term in the recitals hereto.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted LIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Term Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Term SOFR Rate” means, for any Interest Period (or, solely for purposes of clause (a)(iii) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum equal to (i) the Term SOFR

Rate for such Interest Period (or such date, as applicable) plus (ii) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed equal to the Floor for the purposes of this Agreement.
“Administrative Agents” means, collectively, the Revolving Administrative Agent and the Term Administrative Agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the applicable Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided that for purposes of Section 6.09, the term “Affiliate” also means any Person that is a director or an executive officer of the Person specified, any Person that directly or indirectly beneficially owns Equity Interests in the Person specified representing 10% or more of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Person specified and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso).
“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.
“Agreement” means this Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.
“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time.
“All-in Yield” means, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the applicable Administrative Agent in consultation with the Company, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting and/or amendment, fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fees that, in each case, are not payable to all relevant lenders generally; provided, however, that (A) to the extent that the Adjusted LIBO Rate (for a period of three months) or Alternate Base Rate (in each case without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the loans in respect of which the All-in Yield is being calculated on the date on which the All-in Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the All-in Yield and (B) to the extent that the Adjusted LIBO Rate (for a period of three months) or Alternate Base Rate (in each case without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the All-in Yield is determined, the floor will be disregarded in calculating the All-in Yield.
“Alternate Base Rate” means, for any day, (a) with respect to Revolving Loans, a rate per annum equal to the greatest of (~~a~~i) the Prime Rate in effect on such day, (~~b~~ii) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (~~c)~~iii) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum and (b) with respect to Term Loans, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (iii) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00% per annum. For purposes of (a) clause (~~c~~a)(iii) above, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) at approximately 5:00 a.m., Chicago time, on such day and (b) clause (b)(iii) above, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or, in the event the LIBO Screen Rate is not available for such maturity of one month, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that (i) with respect to the Tranche B Term Loans, if such rate shall be less than 1.50%, such rate shall be deemed to be 1.50% and (ii) with respect to the Revolving Loans, if such rate shall be less than zero, such rate shall be deemed to be zero. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then for purposes of (x) clause (~~c~~a)(iii) above the Adjusted Term SOFR Rate shall be deemed to be zero and (y) clause (b)(iii) above the Adjusted LIBO Rate shall be deemed to be zero. ~~Any~~With respect to the Term Loans, any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively~~.~~, and with respect to the Revolving Loans, any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.
“Ancillary Document” has the meaning set forth in Section 9.06(b).
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules and regulations of any jurisdiction applicable to Murphy USA, the Company or any of the other Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning set forth in Section 9.18(b).

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Revolving Rate” means, for any day, with respect to any ABR Loan or ~~Eurocurrency~~Term Benchmark Loan that is a Revolving Loan and with respect to the commitment fees payable with respect to the Revolving Commitments, the applicable rate per annum set forth below under the caption “ABR Spread”, “~~Eurocurrency~~Term Benchmark Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of Murphy USA then most recently ended for which consolidated financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that until any change in the Applicable Revolving Rate as set forth below following the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the first fiscal quarter ended after the Effective Date, the Applicable Revolving Rate shall be the rates per annum set forth in Category 2:

Category	Total Leverage Ratio	~~Eurocurrency~~Term Benchmark Spread	ABR Spread	Commitment Fee Rate
1	Less than 2.00 to 1.00	1.75%	0.75%	0.25%
2	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	2.00%	1.00%	0.375%
3	Greater than or equal to 3.00 to 1.00	2.25%	1.25%	0.50%
For purposes of the foregoing, each change in the Applicable Revolving Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agents pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Revolving Rate shall be based on the rates per annum set forth in Category 3 (i) at any time that an Event of Default has occurred and is continuing if the Majority in Interest of the Revolving Lenders shall so elect or (ii) if Murphy USA and the Company fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.
“Applicable Term Rate” means, for any day, (a) with respect to any ABR Loan or ~~Eurocurrency~~Term Benchmark Loan of a Class of Term Loans established pursuant to Section

2.21, 2.22 or 2.23, the rate per annum specified therefor in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement and (b) with respect to any ABR Loan or ~~Eurocurrency~~Term Benchmark Loan that is a Tranche B Term Loan, (x) 0.75% per annum for ABR Loans and (y) 1.75% per annum for ~~Eurocurrency~~Term Benchmark Loans.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person that administers or manages a Lender.
“Arranger” means (a) in respect of the revolving facility provided for herein, each of JPMorgan Chase Bank, N.A., RBC Capital Markets, BofA Securities, Inc., Regions Capital Markets, a division of Regions Bank, and Wells Fargo Securities, LLC in its capacity as a joint lead arranger and joint bookrunner therefor and (b) in respect of the term loan facility provided for herein, each of RBC Capital Markets, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Regions Capital Markets, a division of Regions Bank, Wells Fargo Securities, LLC, Fifth Third Bank, National Association, Truist Securities, Inc., Hancock Whitney Investment Services, Inc., PNC Capital Markets LLC and UMB Bank, N.A., in its capacity as a joint lead arranger and joint book runner therefor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the applicable Administrative Agent, in the form of Exhibit A or any other form approved by the applicable Administrative Agent.
“Attributable Indebtedness” when used with respect to any Sale/Leaseback Transaction means (a) in the case of a Sale/Leaseback Transaction accounted for as a Capital Lease Obligation, the amount thereof determined in accordance with GAAP and (b) in the case of any other Sale/Leaseback Transaction, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).
“Auction Manager” shall have the meaning assigned to such term in Section 2.24(a).
“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.
“Available Amount” means, as of any date of determination (the “Available Amount Reference Time”), a cumulative amount equal to:

(a)the sum (without duplication) of:
(i)the greater of (x) $240,000,000 and (y) 10.0% of Consolidated Net Tangible Assets as of such date (the “Available Amount Starter Basket”); plus
(ii)50% of Consolidated Net Income (which shall not be less than zero) for the period from the first day of the first fiscal quarter of Murphy USA following the Effective Date to and including the last day of the most recently ended fiscal quarter of Murphy USA for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to the Available Amount Reference Time; plus
(iii)the amount of any capital contribution to, or the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of, Murphy USA (other than any amount received from the Company or any Subsidiary) after the Effective Date and prior to the Available Amount Reference Time; plus
(iv)the aggregate principal amount of any Indebtedness or Disqualified Equity Interests of Murphy USA, the Company or any Restricted Subsidiary issued after the Effective Date (other than Indebtedness or Disqualified Equity Interests issued to Murphy USA, the Company or any other Subsidiary), which has been converted into or exchanged for Equity Interests of Murphy USA, the Company or any Restricted Subsidiary that do not constitute Disqualified Equity Interests, together with the fair market value of any cash equivalents and the fair market value (as reasonably determined in good faith by Murphy USA and the Company) of any assets received by Murphy USA, the Company or any Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Effective Date through and including the Available Amount Reference Time; plus
(v)Retained Asset Sale Proceeds; plus
(vi)the amount of any Declined Prepayment Amount; minus
(b)an amount equal to the sum of:
(i)Investments made pursuant to Section 6.04(q); plus
(ii)Restricted Payments made pursuant to Section 6.08(a)(viii); plus
(iii)Restricted Debt Payments made pursuant to Section 6.08(b)(v);
in each case, after the Effective Date and prior to the Available Amount Reference Time or contemporaneously therewith.
“Available Amount Reference Time” has the meaning assigned to such term in the definition of “Available Amount”.

“Available Amount Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.
“Banking Services” means cash management, treasury management and related services provided to Murphy USA, the Company or any other Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant processing services, e-payables, electronic funds transfer, interstate depository network and automated clearinghouse transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.
“Banking Services Bank” means any Person that is an Administrative Agent or a Lender, or an Affiliate of an Administrative Agent or any Lender, at the time it enters into or becomes party to an agreement in respect of any Banking Services (or, in the case of any such agreements in effect on the Effective Date, is an Administrative Agent or a Lender, or an Affiliate of an Administrative Agent or any Lender, on the Effective Date).
“Banking Services Obligations” means any and all obligations of Murphy USA, the Company or any other Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owed to a Banking Services Bank in connection with Banking Services provided by such Banking Services Bank.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Revolving Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, (1) with respect to any Term Loan, the LIBO Rate and (2) with respect to any Revolving Loan, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event or, with respect to the Term Loans, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate, the Adjusted Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agents for the applicable Benchmark Replacement Date; provided that, with respect to any Revolving Loan, “Benchmark Replacement” shall mean the first alternative set forth in (2) or (3) below:
(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2) (a) with respect to any Term Loan, the sum of~~:~~  (~~a~~x) Daily Simple SOFR and (~~b~~y) the related Benchmark Replacement Adjustment and (b) with respect to any Revolving Loan, Adjusted Daily Simple SOFR;
(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agents and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agents in their reasonable discretion; provided, further, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” with respect to the Term Loans shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clauses (1) and (2)(a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agents:
(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agents and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agents in their reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the applicable Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the such Administrative Agent in a manner substantially consistent with market practice (or, if such Administrative Agent] decides that adoption of any portion of such market practice is not administratively feasible or if such Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as such Administrative Agent decides is reasonably necessary in connection with the administration of the applicable Class or Classes of Commitments and Loans under this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3) in the case of a Term SOFR Transition Event with respect to the Term Loans, the date that is thirty days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(c); or
(4) in the case of an Early Opt-in Election with respect to the Term Loans, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agents have not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator (with respect to the Revolving Loans), an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03, which shall be in the form of Exhibit C or any other form approved by the applicable Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, ~~when used in connection with a Eurocurrency Loan~~(i) in relation to Loans referencing the Adjusted LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market~~.~~ and (ii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is also a U.S. Government Securities Business Day.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of Murphy USA and its consolidated Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Murphy USA and its consolidated Restricted Subsidiaries for such period prepared in accordance with GAAP, excluding (a) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent of insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding and (b) any such expenditures constituting Permitted Acquisitions or any other acquisition of all the Equity Interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.
“Change in Control” means (a) the acquisition of ownership by any Person other than Murphy USA or any of its wholly-owned Subsidiaries of any Equity Interest in the Company; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) other than any Person that is included in the definition of Murphy Family, of Equity Interests in Murphy USA representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Murphy USA; (c) persons who were (i) directors of Murphy USA on the Effective Date, (ii) nominated or appointed by the board of directors of Murphy USA or (iii) approved as director candidates prior to their election by the board of directors of Murphy USA, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of Murphy USA; or (d) the occurrence of a “change of control” (or a similar event) as defined in the documentation governing any Material Indebtedness.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning set forth in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Tranche B Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche B Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.21, 2.22 and 2.23.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent for the Lenders and the other Secured Parties, and its successors in such capacity as provided in Article VIII.
“Collateral Agreement” means the Guarantee and Collateral Agreement substantially in the form of Exhibit D, to be dated as of the Effective Date, among Murphy USA, the Company, the other Loan Parties and the Collateral Agent, together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Collateral Agent shall have received from Murphy USA, the Company and each other Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Subsidiary;
(b)all Equity Interests in the Company or any other Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (provided that the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any CFC or FSHCO) and the Collateral Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; and
(c)all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to,

any particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, if and for so long as the Collateral Agent, in consultation with the Administrative Agents, Murphy USA and the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Murphy USA and the Restricted Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, it being understood that no Loan Party shall be required to grant any security interest in any liquor license. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means a Revolving Commitment, a Tranche B Term Commitment or any combination thereof (as the context requires). Additional Classes of Commitments may be established pursuant to Sections 2.21, 2.22 and 2.23.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to any Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Electronic Platform.
“Company” means Murphy Oil USA, Inc., a Delaware corporation.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit E or any other form approved by the Administrative Agents.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Murphy USA and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of Murphy USA or its consolidated Restricted Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (iv) any cash dividends paid during such period in respect of Disqualified Equity Interests in Murphy USA, minus (b) to the extent included in the sum of the amounts described in clause (a) for such period, the sum of (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period and (iii) noncash amounts attributable to pay-in-kind interest or other noncash interest expense (including as a result of purchase accounting). For purposes of calculating Consolidated Cash Interest Expense for any period, if during such period Murphy USA, the Company or any other Restricted Subsidiary shall have consummated a Material Acquisition or a Material Disposition, shall have incurred any Indebtedness in connection therewith or shall have incurred any other Material Indebtedness (other than Revolving Loans), Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a)without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i)consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations),
(ii)consolidated income tax expense for such period,
(iii)all amounts attributable to depreciation for such period and amortization of intangible assets for such period,
(iv)any extraordinary loss for such period,
(v)any noncash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Murphy USA, the Company or any other Restricted Subsidiary pursuant to a written plan or agreement approved by the board of directors of Murphy USA,
(vi)any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(vii)any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(viii)the cumulative effect for such period of a change in accounting principles and
(ix)any other noncash charge (including any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, but excluding any additions to bad debt reserves or bad debt expense, any noncash charge that results from the write-down or write-off of inventory, any noncash charge that results from the write-down or write-off of accounts receivable or that is in respect of any other item that was included in Consolidated Net Income in a prior period and any noncash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period); minus
(b) without duplication and to the extent included in determining such Consolidated Net Income,
(i)any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP,
(ii)any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(iii)any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(iv)noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period) and
(v)the cumulative effect for such period of a change in accounting principles;
provided, further, that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Murphy USA or any of its consolidated Restricted Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of Murphy USA, attributable to any Restricted Subsidiary that is not wholly owned by Murphy USA, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Restricted Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period Murphy USA, the Company or any other Restricted Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Fixed Charge Coverage Ratio” means, for any Test Period, the ratio for Murphy USA and its consolidated Restricted Subsidiaries of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.
“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries (other than payments made by

Murphy USA or any Restricted Subsidiary to Murphy USA or a Restricted Subsidiary), (c) the aggregate amount of principal payments (other than scheduled principal payments) made during such period in respect of Long-Term Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries (other than payments made by Murphy USA or any Restricted Subsidiary to Murphy USA or a Restricted Subsidiary), but only to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) the aggregate amount of (i) principal payments on Capital Lease Obligations, determined in accordance with GAAP, and (ii) principal payments on other Indebtedness of the type described in Section 6.01(f), in each case made by Murphy USA and the Restricted Subsidiaries during such period, (e) Capital Expenditures for such period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring purchase money Long-Term Indebtedness), (f) the aggregate amount of income taxes paid in cash by Murphy USA and the Restricted Subsidiaries during such period, (g) cash contributions to Plans in respect of minimum ERISA funding requirements for such period and (h) the aggregate amount of Restricted Payments made by Murphy USA and the Restricted Subsidiaries during such period (other than (i) Restricted Payments made to Murphy USA or a Restricted Subsidiary, (ii) Restricted Payments made solely in additional Equity Interests otherwise permitted hereunder and (iii) Restricted Payments made in reliance on clause (iii) or (iv) of Section 6.08(a)). For purposes of calculating Consolidated Fixed Charges for any period, if during such period Murphy USA, the Company or any other Restricted Subsidiary shall have consummated a Material Acquisition or a Material Disposition, shall have incurred any shall have incurred any Indebtedness in connection therewith or shall have incurred any other Material Indebtedness (other than Revolving Loans), Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Net Income” means, for any period, the net income or loss of Murphy USA and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Murphy USA) that is not a consolidated Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Murphy USA, the Company or, subject to clauses (b) and (c) below, any other consolidated Restricted Subsidiary during such period; provided that the amount of any cash dividends or similar cash distributions paid by any Unrestricted Subsidiary to Murphy USA, the Company or any other consolidated Restricted Subsidiary shall be included, without duplication and subject to clauses (b) and (c) below, in the calculation of Consolidated Net Income for such period solely to the extent such cash dividends or similar cash distributions are paid from the net income of such Unrestricted Subsidiary (and not as a return of capital or any other similar investment), (b) the income of any consolidated Restricted Subsidiary (other than a Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Restricted Subsidiary, any agreement or other instrument binding upon Murphy USA or any Restricted Subsidiary or any law applicable to Murphy USA or any Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by Murphy USA to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary.
“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Murphy USA and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Current Liabilities and, to the extent otherwise included, the amounts of unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.
“Consolidated Working Capital” means, with respect to Murphy USA and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Contract Consideration” has the meaning set forth in Section 2.11(c).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 9.21(b).
“Credit Party” means each Administrative Agent, each Issuing Bank and each Lender.
“Current Assets” means, with respect to Murphy USA and the Restricted Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash or cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Murphy USA and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.
“Current Liabilities” means, with respect to the Murphy USA and the Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate amount of liabilities which may properly be classified as current liabilities under GAAP (other than for purposes of calculations of Consolidated Working Capital, including Taxes accrued as estimated) on a consolidated basis, after eliminating (a) all intercompany items between Murphy USA and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.
“Daily Simple SOFR” means, (a) with respect to any Term Loan, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Term Administrative ~~Agents~~Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Term Administrative ~~Agents decide~~Agent decides that any such convention is not administratively feasible ~~for each of them~~, then the Term Administrative ~~Agents~~Agent may establish another convention in ~~their~~its reasonable discretion~~.~~ and (b) with respect to any Revolving Loan, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.11(i).
“Declining Term Lender” shall have the meaning assigned to such term in Section 2.11(i).
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such

Lender notifies the Revolving Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Murphy USA, the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Revolving Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Murphy USA, the Company or the other Restricted Subsidiaries in connection with any Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of Murphy USA, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.
“Designated Subsidiary” means each Domestic Subsidiary that is not an Excluded Subsidiary.
“Disposition” or “Dispose” means the sale, lease, sublease, assignment, transfer or other disposition of any property, business or asset of any Person.
“Disposition Prepayment Event” has the meaning set forth in Section 2.11(d).
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by Murphy USA or any Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the latest Maturity Date (determined as of the date of issuance thereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means competitors of the Company or any of its Subsidiaries identified in writing from time to time to the Administrative Agents and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to the Administrative Agents from time to time in writing by the Company, in each case, other than bona fide fixed income investors, debt funds, investment vehicles or lending entities that are primarily engaged in, or that advise investors, funds, investment vehicles or other lending entities that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which a Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following delivery to the Administrative Agents by email; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold, any Loans, Commitments or participations prior to the receipt of such notice.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Documentation Agents” means the Persons named as such on the cover page of this Agreement.

“Early Opt-in Election” means, with respect to the Term Loans, if the then-current Benchmark is the LIBO Rate, the occurrence of:
(1) a notification by the Administrative Agents to (or the request by the Company to the Administrative Agents to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and
(2) the joint election by the Administrative Agents and the Company to trigger a fallback from LIBO Rate and the provision by the Administrative Agents of written notice of such election to the Lenders.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Platform” means Intralinks®, ClearPar®, DebtDomain, SyndTrak and any other electronic platform chosen by any Administrative Agent to be its electronic transmission system.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, except as permitted under Section 9.04(e), Murphy USA, the Company, any other Subsidiary or any other Affiliate of Murphy USA; provided that “Eligible Assignee” shall not include any Disqualified Lender or any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
“Environmental Law” means all applicable rules, regulations, codes, ordinances, judgments, orders, decrees, directives and other laws, and all injunctions or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of, or human exposure to, any explosive, radioactive, hazardous or toxic substance, waste or other pollutant, including petroleum or petroleum distillates.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), to the extent directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials to the extent arising from or relating to any Environmental Law, (c) human exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, binding agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Murphy USA or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Murphy USA or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Murphy USA or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by Murphy USA or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by Murphy USA or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Murphy USA or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code and Section 305 of ERISA.
~~“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.~~
~~“Eurocurrency Borrowing” has the meaning set forth in Section 1.02.~~
~~“Eurocurrency Loan” has the meaning set forth in Section 1.02.~~
~~“Eurocurrency Revolving Borrowing” has the meaning set forth in Section 1.02.~~

~~“Eurocurrency Revolving Loan” has the meaning set forth in Section 1.02.~~
“Events of Default” has the meaning set forth in Article VII.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount (if positive) equal to (without duplication):
(a) Consolidated Net Income for such Excess Cash Flow Period; plus
(b) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow for such Excess Cash Flow Period in such future period); plus
(c) the decreases, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by Murphy USA, the Company or any Restricted Subsidiary or any Unrestricted Subsidiary designation, (ii) the reclassification during such period of current assets to long term assets or current liabilities to long term liabilities, (iii) the application of acquisition method, purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedging Agreement; plus
(d) an amount equal to the aggregate net non-cash loss on Dispositions by the Murphy USA and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus
(e) an amount equal to the amount of all non-cash gains for such Excess Cash Flow Period included in arriving at such Consolidated Net Income; minus
(f) the aggregate amount of all principal payments of Indebtedness of Murphy USA, the Company and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any scheduled repayment of Term Loans, any mandatory prepayment of Term Loans from any Asset Sale and other prepayments of Term Loans and (C) prepayments of Revolving Facility Loans to the extent such prepayments of Revolving Facility Loans are accompanied by a permanent and concurrent commitment reduction thereunder but excluding in all cases any such payment that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.11(c)); provided, that deductions for voluntary prepayments pursuant to this clause (f) shall not apply to the extent such voluntary prepayment is financed with the proceeds of Long-Term Indebtedness (other than under any revolving Indebtedness); minus
(g) the amount of Restricted Payments during such period (on a consolidated basis) by Murphy USA and the Restricted Subsidiaries (or committed during such period to be used for such purposes within the succeeding twelve month period, subject to reversal of such deduction if any such committed amount is not actually expended within such twelve-month period) made in compliance with Section 6.08(a) (other than 6.08(a)(i), 6.08(a)(ii), 6.08(a)(iii) and 6.08(a)(iv)) to the extent such Restricted Payments were financed with internally generated cash flow of Murphy USA and the Restricted Subsidiaries; minus
(k) an amount equal to the aggregate net non-cash gain on Dispositions by Murphy USA and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; minus
(l) increases in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by Murphy USA or any Restricted Subsidiary or any Unrestricted Subsidiary designation, (ii) the reclassification during such period of current assets to long term assets or current liabilities to long-term liabilities, (iii) the application of acquisition method, purchase and/or recapitalization accounting and (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedging Agreement; minus
(m) cash payments by Murphy USA and the Restricted Subsidiaries during such Excess Cash Flow Period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of Murphy USA and the Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in arriving at such Consolidated Net Income to the extent financed with internally generated cash flow of Murphy USA or any Restricted Subsidiaries; minus
(n) the aggregate amount of expenditures actually made by Murphy USA or any Restricted Subsidiary in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such Excess Cash Flow Period or are not deducted in arriving at such Consolidated Net Income, to the extent that such expenditure was financed with internally generated cash flow of Murphy USA or any Restricted Subsidiaries; minus
(o) the amount of Taxes (including penalties and interest) paid in cash and/or Tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period to the extent they exceed the amount of Tax expense deducted in arriving at such Consolidated Net Income for such Excess Cash Flow Period; minus
(q) cash expenditures in respect of Hedging Agreements during such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income; minus
(r) any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability that was not accrued during such period; minus
(s) to the extent not deducted in determining Consolidated Net Income for such period, any amounts paid by the Restricted Subsidiaries during such period that are reimbursable by the seller, or other unrelated third party, in connection with a Permitted Acquisition or other permitted Investments (and provided that once so reimbursed, such amounts shall increase Excess Cash Flow for the period in which received); minus
(t) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and any Restricted Subsidiary during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness; minus
(u) the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; minus
(v) the amount of cash equivalents subject to cash collateral or other deposit arrangements made with respect to Letters of Credit or Hedging Agreements; provided, that if such cash equivalents cease to be subject to those arrangements, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period when such arrangements cease.
For purposes of this definition of “Excess Cash Flow,” (i) “deducted in arriving at such Consolidated Net Income” shall mean deducted in calculating the net income (loss) of Murphy USA and the Restricted Subsidiaries and not thereafter excluded pursuant to the definition of Consolidated Net Income, (ii) “included in arriving at such Consolidated Net Income” shall mean included in calculating the net income (loss) of Murphy USA and the Restricted Subsidiaries and not thereafter excluded pursuant to the definition of Consolidated Net Income and (iii) amounts shall be deducted from, or added to, Consolidated Net Income without duplication.
“Excess Cash Flow Period” means each fiscal year of Murphy USA, commencing with the fiscal year of Murphy USA ending December 31, 2021.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Subsidiary” means (a) any CFC, (b) any FSHCO, (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary, (e) any Subsidiary that is not a wholly-owned Subsidiary, (f) Hankinson Holding, LLC, a Delaware limited liability company, so long as it has no material assets or liabilities and conducts no operations and (g) 591 Beverage, Inc. a Nebraska corporation, so long as it has no material assets or liabilities and conducts no operations; provided that no Subsidiary that (i) is the Company, (ii) Guarantees the Senior Notes, any Incremental Equivalent Debt or any other Material Indebtedness of Murphy USA, the Company or any Domestic Subsidiary that is not itself an Excluded Subsidiary or (iii) is an obligor (including pursuant to a Guarantee) under any Incremental Equivalent Debt shall, in either case, be an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Credit Agreement dated as of August 30, 2013, as amended and restated as of August 27, 2019 and as in effect immediately prior to the Effective Date, among Murphy USA, the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
“Existing Letter of Credit” means each letter of credit previously issued for the account of the Company or any other Subsidiary that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01.
“Existing Revolving Borrowings” has the meaning set forth in Section 2.21(e).
“Extended Commitments” has the meaning set forth in the definition of Extended Permitted Amendment.
“Extending Loans” has the meaning set forth in the definition of Extended Permitted Amendment.
“Extending Lenders” has the meaning set forth in Section 2.22(a).
“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the applicable Administrative Agent, among Murphy USA, the Company, the applicable Administrative Agent, one or more Extending Lenders and each other Person, if any, required to be a party thereto pursuant to Section 2.22(b), effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.
“Extension Offer” has the meaning set forth in Section 2.22(a).
“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.22, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Class, a modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that in the case of Extended Loans that are Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any affirmative or negative covenants applicable to Murphy USA, the Company and the other Subsidiaries, provided that any such additional covenant with which Murphy USA, the Company and the other Subsidiaries shall be required to comply prior to the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans or Extended Commitments shall also be for the benefit of all other Lenders (other than (x) any financial covenant added for the benefit of any Revolving Commitments that are extended, which need to apply to any then-outstanding Term Loans, (y) any covenant reflecting market terms and conditions (as determined by the Company in good faith) at the time of such extension or (z) any other covenant acceptable to the applicable Administrative Agent).
“Extension Request Class” has the meaning set forth in Section 2.22(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if such rate shall be less than zero, such rate shall be deemed to be zero.
“Financial Covenants” means the financial covenants of Murphy USA and the Company set forth in Section 6.11 and Section 6.12.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Administrative Agents as to the authority of such individual.
“First Lien Net Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness as of such date that is secured by a first priority Lien on any asset or property of Murphy USA, the Company or any other Restricted Subsidiary to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to such date. For the avoidance of doubt, all Attributable Indebtedness in respect of Sale/Leaseback Transactions shall be included in clause (a) above.
“Fixed Amounts” has the meaning assigned to such term in Section 1.11.
“Fixed Incremental Amount” means, at any time, the sum of:
(a) the greater of (i) $774,000,000 and (ii) 100.0% of Consolidated EBITDA calculated on a pro forma basis for the most recently ended period of four consecutive fiscal quarters of Murphy USA that have been delivered pursuant to Section 5.04(a) or (b); plus
(b) (i) the amount of any voluntary prepayment of Term Loans and of any voluntary prepayment of Revolving Loans to the extent accompanied by a corresponding permanent reduction of the Revolving Commitments (including pari passu secured Incremental Term Loans and Incremental Revolving Loans) and the amount of any voluntary prepayments of Incremental Equivalent Debt that is secured on a pari passu basis with the Loan Document Obligations, and (ii) the aggregate principal amount of any of the foregoing assigned to and canceled, or otherwise repurchased and retired, by Murphy USA, the Company or any other Restricted Subsidiary (limited, in the case of any such assignment or purchases made at a discount to par value, to the actual purchase price paid in cash), so long as, in each case, such prepayment, assignment and/or purchase was not funded with the proceeds of any Long-Term Indebtedness other than Indebtedness under any revolving credit facility (this clause (b), the “Voluntary Prepayment Incremental Amount”); minus
(c) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred, established or issued in reliance on the Fixed Incremental Amount.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate~~.~~, Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR with respect to Revolving Loans shall be 0.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means each Domestic Restricted Subsidiary substantially all of the assets of which consist of voting Equity Interests in CFCs.
“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Murphy USA)).
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Murphy USA, the Company or the other Subsidiaries shall be a Hedging Agreement.
“Immaterial Subsidiary” means each Subsidiary which, as of the most recently ended Test Period, contributed 5.0% or less of Consolidated EBITDA for such period; provided that, if, as of the most recently ended Test Period, the aggregate amount of Consolidated EBITDA attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds 10% of Consolidated EBITDA for any such period, the Company shall designate sufficient Subsidiaries to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement (or, if the Company has failed to make such designation, then one or more of such Restricted Subsidiaries shall cease to constitute Immaterial Subsidiaries in descending order based on the amounts of their Consolidated EBITDA until such excess shall have been eliminated).
“Immediate Family” of a natural person means such natural person’s spouse, children, siblings, parents, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.
“Incremental Amount” means, at any time, the sum of:
(a) the Fixed Incremental Amount; plus
(b) an unlimited amount (such amount, the “Ratio Incremental Amount”) so long as, immediately after giving effect to the relevant Incremental Facility or Incremental Equivalent Debt:
(i) in the case of any Incremental Facility or Incremental Equivalent Debt secured by Liens on the Collateral ranking pari passu with the Liens securing the Loan Document Obligations (without regard to control of remedies), on a pro forma basis after giving effect to such Incremental Facility or Incremental Equivalent Debt and the use of the proceeds thereof and any acquisition or other transaction consummated in connection therewith, the First Lien Net Leverage Ratio does not exceed (x) 3.75 to 1.00 or (y) solely in the case of any such Incremental Facility or Incremental Equivalent Debt being incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period;
(ii) in the case of any Incremental Facility or Incremental Equivalent Debt secured by Liens on the Collateral ranking junior to the Liens securing the Loan Obligations, on a pro forma basis after giving effect to such Incremental Facility or Incremental Equivalent Debt and the use of the proceeds thereof and any acquisition or other transaction consummated in connection therewith, the Secured Net Leverage Ratio does not exceed (x) 3.75 to 1.00 or (y) solely in the case of any such Incremental Facility or Incremental Equivalent Debt being incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Secured Net Leverage Ratio as of the last day of the most recently ended Test Period; or
(iii) in the case of any Incremental Facility or Incremental Equivalent Debt that is unsecured, on a pro forma basis after giving effect to such Incremental Facility or Incremental Equivalent Debt and the use of the proceeds thereof and any acquisition or other transaction consummated in connection therewith, either (A) the Total Net Leverage Ratio does not exceed either (x) 4.50 to 1.00 or (y) solely in the case of any such Incremental Facility or Incremental Equivalent Debt being incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Total Net Leverage Ratio as of the most recently ended Test Period or (B) the Fixed Charge Coverage Ratio is no less than either (x) 2.00 to 1.00 or (y) solely in the case of any such Incremental Facility or Incremental Equivalent Debt being incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Fixed Charge Coverage Ratio as of the most recently ended Test Period;
provided that (x) the Company may elect to use clause (b) above prior to clause (a) above regardless of whether there is capacity under clause (a) above, and if clause (a) above, on the one hand, and clause (b) above, on the other hand, are available and the Company does not make an election, the Company will be deemed to have elected clause (b) above to the extent compliant therewith and (y) the Company may elect to use capacity under clause (a) above on the same date that the Company uses capacity under clause (b) above, by first calculating the capacity under clause (b)(i), (b)(ii) or (b)(iii), as applicable, without regard to the use of any capacity under clause (a) above). For purposes of any determination under this definition, the calculation of compliance with the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio (and the relevant component definitions thereof) for purposes of incurring any Indebtedness hereunder, (A) shall be made without netting the proceeds of such Indebtedness and (B) in the case of an incurrence of Incremental Revolving Facility Commitments, shall be made assuming that such then incurred Incremental Revolving Facility Commitments are fully drawn.
“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 1.12.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the applicable Administrative Agent, among Murphy USA, the Company, the applicable Administrative Agent and one or more Incremental Revolving Lenders and/or Incremental Term Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(n).
“Incremental Facility” means Incremental Commitments and the Incremental Loans made thereunder.
“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.
“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans to the Company and to acquire participations in Letters of Credit.
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.
“Incremental Revolving Loan” means Revolving Loans made by one or more Revolving Lenders to the Company pursuant to an Incremental Revolving Commitment.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Company.
“Incremental Term Loans” means, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Facility Agreement, additional Tranche B Term Loans or Other Incremental Term Loans.
“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.11.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Murphy USA, the Company or any other Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable), (e) all Capital Lease Obligations of such Person and all Attributable Indebtedness of such Person in respect of any Sale/Leaseback Transaction, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all

Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Information” has the meaning set forth in Section 9.12.
“Inside Maturity Basket” means at any time an amount equal to (a) (i) prior to the delivery of the financial statements of Murphy USA pursuant to Section 5.01(a) for the fiscal year ending December 31, 2021, the greater of (x) $250,000,000 and (y) 32.5% of Consolidated EBITDA calculated on a pro forma basis for the most recently ended period of four consecutive fiscal quarters of Murphy USA that have been delivered pursuant to Section 5.01(a), and (ii) at any time thereafter, the greater of (x) $250,000,000 and (y) 50.0% of Consolidated EBITDA calculated on a pro forma basis for the most recently ended period of four consecutive fiscal quarters of Murphy USA that have been delivered pursuant to Section 5.01(a), minus (b) the aggregate principal amount of all Incremental Facilities, Incremental Equivalent Debt and Refinancing Term Commitments incurred, established or issued that do not otherwise comply with any restrictions in this Agreement with respect to maturity or weighted average life to maturity and in reliance on the Inside Maturity Basket.
“Interest Election Request” means a request by the Company to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit F or any other form approved by the applicable Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day following the last day of each March, June, September and December and (b) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any period, a rate per annum that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such period, in each case, as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof.
“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Murphy USA)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of such Equity Interests at the time of the issuance thereof.
“IRS” means the United States Internal Revenue Service.
“ISDA CDS Definitions” has the meaning set forth in Section 9.02(e).
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” means (a) each Person listed as having an LC Commitment on Schedule 2.05, (b) solely in respect of any Existing Letter of Credit, the Person that is the issuer thereof and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Judgment Currency” has the meaning set forth in Section 9.18(b).
“Junior Indebtedness” has the meaning set forth in Section 6.08(b).
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date then in effect on such date of determination.
“LCT Election” has the meaning assigned to such term in Section 1.12.
“LCT Test Date” has the meaning assigned to such term in Section 1.12.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an “Issuing Bank” hereunder pursuant to Section 2.05(j), in the applicable written agreement referred to in such Section, or, in each case, such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Revolving Administrative Agent) by such Issuing Bank and the Company.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit remaining available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposures of Defaulting Lenders in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.
“Lender Presentation” means, collectively, the Lender Presentations dated January 2021, relating to the credit facilities provided for herein.
“Lender Related Person” has the meaning set forth in Section 9.03(d).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Term Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (a) if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the “LIBO Rate” for such Interest Period shall be Interpolated Screen Rate at such time and (b) ~~(i)~~ with respect to the Tranche B Term Loans, if the LIBO Rate, determined as set forth above, shall be less than 0.50%, such rate shall be deemed to be 0.50% ~~and (ii) with respect to the Revolving Facility, if the LIBO Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero~~.
“LIBO Screen Rate” means, for any date and time, with respect to any ~~Eurocurrency~~Term Benchmark Term Borrowing for any Interest Period, or with respect to any determination of the Alternate Base Rate pursuant to clause (~~c~~b)(iii) of the definition thereof, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the applicable Administrative Agent from time to time in its reasonable discretion.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, synthetic lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” means (i) any Permitted Acquisition or other Investment, including by means of a merger, amalgamation or consolidation, by Murphy USA, the Company or one or more of the other Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing, (ii) any Restricted Payment subject to an irrevocable declaration by the board of directors of Murphy USA, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing and/or (iii) any repayment or redemption of Indebtedness of Murphy USA, the

Company or any of the other Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.
“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.
“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Extension Agreements, the Refinancing Facility Agreements, the Collateral Agreement, the other Security Documents and, except for purposes of Section 9.02, any agreements between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j), any promissory notes delivered pursuant to Section 2.09(c) and any other document executed by a Loan Party and any Administrative Agent that contains a provision stating that it is a Loan Document as herein defined.
“Loan Parties” means Murphy USA, the Company and each other Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Majority in Interest”, when used in reference to Lenders of any Class and subject to Section 2.20 means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding Term Commitments and outstanding Term Loans of such Class representing more than 50% of all Term Commitments and outstanding Term Loans of such Class at such time.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Adverse Effect” means an event or condition that has had, or could reasonably be expected to have, in a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of Murphy USA, the Company and the other

Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Murphy USA, the Company or any other Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Murphy USA, the Company and the other Restricted Subsidiaries in an aggregate principal amount of $50,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Murphy USA, the Company or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Murphy USA, the Company or such other Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means, as the context requires, the Revolving Maturity Date, the Tranche B Term Maturity Date or the maturity date set forth in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement for any Class of Loans established pursuant to Section 2.21, 2.22 or 2.23.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Merger Agreement” has the meaning set forth in the recitals hereto.
“Merger Sub” has the meaning set forth in recitals hereto.
“MFN Provision” shall have the meaning assigned to such term in Section 2.21(b)(v).
“MNPI” means material information concerning Murphy USA, the Company, any other Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Murphy USA, the Company, the other Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws and, where applicable, foreign securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Murphy Family” means (a) (i) the estate and descendants of the late C.H. Murphy, Jr., (ii) the siblings of the late C.H. Murphy, Jr. and their respective estates and descendants, (iii) the respective Immediate Family of, Immediate Family of descendants of and descendants of Immediate Family of, any individual included in clause (a)(i) or (a)(ii), (iv) any trust established for the benefit of any of the foregoing or any charitable trust or foundation established by any of the foregoing, and the respective trustees, fiduciaries and beneficiaries of any such trust or foundation acting in such capacity, and (v) any corporation, limited partnership, limited liability company or other entity Controlled by any of the foregoing, including the C.H. Murphy Family Investments Limited Partnership to the extent so Controlled; and (b) any successor (other than by assignment or transfer) of any of the foregoing set forth in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv).
“Murphy Oil” means Murphy Oil Corporation, a Delaware corporation.
“Murphy USA” means Murphy USA Inc., a Delaware corporation.
“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses paid in connection with such event by Murphy USA and the Restricted Subsidiaries to Persons that are not Affiliates of Murphy USA or any Restricted Subsidiary, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by Murphy USA and the Restricted Subsidiaries as a result of such event to repay Indebtedness secured by such asset (other than any Loans and any Incremental Equivalent Debt or other Indebtedness secured by a similar “all assets” Lien) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Murphy USA and the Restricted Subsidiaries, and the amount of any reserves established by Murphy USA and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of Murphy USA). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Short Lender” has the meaning set forth in Section 9.02(e).
“New Senior Notes” means the 3.750% Senior notes due 2031 in an aggregate principal amount of $500,000,000 issued by the Company under the Indenture dated as of January 29, 2021, between the Company, Murphy USA Inc., certain guarantors party thereto and UMB Bank, N.A., as trustee.
“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, on the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the applicable Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(c).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such

Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Other Term Loans” means, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurocurrency~~eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant Register” has the meaning set forth in Section 9.04(c)(ii).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Collateral Agent.
“Permitted Acquisition” means the purchase or other acquisition by Murphy USA or any Restricted Subsidiary in a transaction or series of transactions of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of Murphy USA, the Company or any other Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b) (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Restricted Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions satisfactory to the Collateral Agent shall have been made), (v) subject to Section 1.12, at the time of and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing, (vi) after giving effect to such purchase or other acquisition, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), Murphy USA and the Company shall, subject to Section 1.12, be in compliance with the Financial Covenants (after giving effect to any applicable Secured Net Leverage Increase Election and any applicable Total Leverage Increase Election) calculated as of the end of or for the period of four consecutive fiscal quarters of Murphy USA then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of or for such period ended on the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), (vii) the aggregate amount of cash and non-cash consideration paid by or on behalf of Murphy USA and its Restricted Subsidiaries for all such purchases or other acquisitions of any Person that does not become a Loan Party (including by way of merger) or of assets that are not acquired by a Loan Party, together with the aggregate amount of Investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties made pursuant to Section 6.04(d), (e) and (f), as applicable, shall not exceed the greater of (x) $160,000,000 and (y) 6.75% of Consolidated Net Tangible Assets and (viii) Murphy USA and the Company shall have delivered to the Administrative Agents a certificate of a Financial Officer of Murphy USA or the Company, in form and substance reasonably satisfactory to the Administrative Agents, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (vi) above.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Sections 3.09 and 5.06;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c)pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Murphy USA or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Murphy USA or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (l)of Article VII;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Murphy USA or any Restricted Subsidiary;

(g)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Murphy USA or any Restricted Subsidiary in excess of those required by applicable banking regulations;
(h)Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Murphy USA and the Restricted Subsidiaries in the ordinary course of business;
(i)Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;
(j)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)Liens that are contractual rights of set-off; and
(l)Liens constituting non-exclusive licenses and sublicenses (including licenses and sublicenses of Intellectual Property) granted to third parties in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.
“Permitted First Lien Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be pari passu to any Lien securing the Loan Document Obligations, one or more intercreditor agreements in form and substance reasonably satisfactory to the Administrative Agents, Murphy USA and the Company.
“Permitted Intercreditor Agreement” means a Permitted First Lien Intercreditor Agreement or a Permitted Junior Lien Intercreditor Agreement, as applicable.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;
(c)investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Loan Document Obligations, one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agents, Murphy USA and the Company.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Murphy USA or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prepayment Event” means:
(a)any Disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Murphy USA, the Company or any other Restricted Subsidiary, including any sale or issuance to a Person other than Murphy USA, the Company or any other Restricted Subsidiary of Equity Interests in any Subsidiary, other than (i) Dispositions described in clauses (a) through (f) of Section 6.05 and (ii)

other Dispositions resulting in aggregate Net Proceeds not exceeding $25,000,000 during any fiscal year of Murphy USA;
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Murphy USA, the Company or any other Restricted Subsidiary resulting in aggregate Net Proceeds of $25,000,000 or more during any fiscal year of Murphy USA; or
(c)the incurrence by Murphy USA, the Company or any other Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the applicable Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the applicable Administrative Agent); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Projections” has the meaning set forth in Section 3.04(d).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Purchase Offer” shall have the meaning assigned to such term in Section 2.24(a).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 9.21.
“Ratio Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Amount”.

“Recipient” means any Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, ~~and~~ (2) if such Benchmark is ~~not the LIBO~~the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (3) if such Benchmark is neither the LIBO Rate nor the Term SOFR Rate, the time determined by the applicable Administrative ~~Agents in their~~Agent in its reasonable discretion.
“Refinancing” means the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding in respect of (a) certain third-party Indebtedness of the Target and its subsidiaries for borrowed money (as set forth in the Merger Agreement) and (b) the Existing Credit Agreement and, in each case, the termination of all commitments thereunder, and the release of all guarantees and collateral in respect thereof.
“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the applicable Administrative Agent, among Murphy USA, the Company, the applicable Administrative Agent and one or more Refinancing Term Lenders or Refinancing Revolving Lenders, establishing Refinancing Term Loan Commitments or Refinancing Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the Latest Maturity Date, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Murphy USA if Murphy USA shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Restricted Subsidiary or of Murphy USA only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).
“Refinancing Revolving Facility” has the meaning set forth in Section 2.23(d).
“Refinancing Revolving Commitments” has the meaning set forth in Section 2.23(d).
“Refinancing Revolving Loans” has the meaning set forth in Section 2.23(d)).
“Refinancing Term Lender” has the meaning set forth in Section 2.23(a)
“Refinancing Term Loan” has the meaning set forth in Section 2.23(a).
“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.23(a).
“Register” has the meaning set forth in Section 9.04(b)(v).
“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Term Borrowing, the LIBO Screen Rate, or (ii) with respect to any Term Benchmark Revolving Borrowing, the Term SOFR Reference Rate.
“Repricing Event” means (i) any prepayment or repayment of Tranche B Term Loans with the proceeds of, or conversion of all or any portion of the Tranche B Term Loans into, any new or replacement tranche of broadly syndicated first lien secured term loan Indebtedness that is secured by the Collateral bearing interest at All-in Yield less than the All-in Yield applicable to the Tranche B Term Loans (as determined by the Term Administrative Agent in consultation with the Company) and (ii) any amendment to this Agreement whose primary purpose is to directly or indirectly reduce the All-in Yield applicable to the Tranche B Term Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 2.19(b)); provided, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Transformative Acquisition, Transformative Disposition or any other transaction not otherwise permitted by this Agreement or for which this Agreement, in the good faith assessment of the Company, does not provided adequate flexibility for the continuation and/or expansion of the business of Murphy USA and the Restricted Subsidiaries, constitute a Repricing Event. Any determination by the Term Administrative Agent in consultation with the Company of the All-in Yield for purposes of this definition shall be conclusive and binding on all Lenders holding the Tranche B Term Loans.
“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Term Loans, Revolving Exposures and unused Commitments representing more than 50% of the sum of the outstanding Term Loans, Aggregate Revolving Exposure and unused Commitments of all Lenders at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Murphy USA, the Company or any other Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in Murphy USA, the Company or any other Restricted Subsidiary.

“Required Excess Cash Flow Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided that, if the First Lien Net Leverage Ratio as of the end of such Excess Cash Flow Period, as calculated at the time of the prepayment in respect thereof pursuant to Section 2.11(c), and recalculated to give pro forma effect to such prepayment, is (a) less than or equal to 3.25 to 1.00 but greater than 2.75 to 1.00, such percentage shall be 25% or (b) less than or equal to 2.75 to 1.00, such percentage shall be 0%.
“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).
“Restricted Subsidiary” means any Subsidiary of Murphy USA that is not an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” has the meaning set forth in Section 2.11(d).
“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.
“Revolving Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents with respect to the Revolving Facility and its successors in such capacity as provided in Article VIII.
“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Borrowing” means a Loan made pursuant to Section 1.02.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and Section 2.23 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $350,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the extensions of credit thereunder.
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to clause (a) of Section 2.01.
“Revolving Maturity Date” means the fifth anniversary of the Effective Date (or, if such date is not a Business Day, the first Business Day following such date).
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by Murphy USA, the Company or any other Restricted Subsidiary whereby Murphy USA, the Company or such other Restricted Subsidiary sells or transfers such property to any Person and Murphy USA, the Company or any other Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the Effective Date, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any Person or Persons described in clause (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“SEC” means the United States Securities and Exchange Commission.
“Secured Hedging Agreement Obligations” means any and all obligations of Murphy USA, the Company or any other Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Agreements permitted hereunder with a Person that is an Administrative Agent or a Lender, or an Affiliate of an Administrative Agent or a Lender, at the time it enters into such Hedging Agreement (or, in the case of any Hedging Agreement in effect on the Effective Date, is an Administrative Agent or a Lender, or an Affiliate of an Administrative Agent or a Lender, on the Effective Date), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Hedging Agreement transaction; provided that such Hedging

Agreement is designated as a “Secured Hedging Agreement” in a writing from the Company and the provider thereof to the Administrative Agents in form and detail reasonably acceptable to the Administrative Agents.
“Secured Net Leverage Increase Election” has the meaning set forth in Section 6.12.
“Secured Net Leverage Increase Period” has the meaning set forth in Section 6.12.
“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness as of such date that is secured by a Lien on any asset or property of Murphy USA, the Company or any other Restricted Subsidiary to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to such date. For the avoidance of doubt, all Attributable Indebtedness in respect of Sale/Leaseback Transactions shall be included in clause (a) above.
“Secured Obligations” has the meaning set forth in the Collateral Agreement.
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 or pursuant to any Loan Document to secure the Secured Obligations.
“Senior Notes” means (a) the 5.625% senior notes due 2027 issued by the Company under the Indenture dated as of April 25, 2017, between the Company, certain guarantors party thereto and U.S. Bank National Association, (b) the 4.75% senior notes due 2029 issued by the Company under the Indenture dated as of September 13, 2019, between the Company, certain guarantors party thereto and UMB Bank, N.A. and (c) the New Senior Notes.
“Senior Notes Documents” means (a) the Indenture dated as of April 25, 2017, between the Company, certain guarantors party thereto and U.S. Bank National Association, (b) the Indenture dated as of September 13, 2019, between the Company, certain guarantors party thereto and UMB Bank, N.A., (c) the Indenture dated as of January 29, 2021 between the Company, Murphy USA Inc., certain guarantors party thereto and UMB Bank, N.A. and (d) all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.
“SOFR” means, (a) with respect to Term Loans, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and (b) with respect to Revolving Loans, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Specified Merger Agreement Representations” means those representations and warranties made by or on behalf of or with respect to the Target in the Merger Agreement as are material to the interests of the Lenders or the Arrangers (in their capacities as such), but only to the extent that Murphy USA (or any of its affiliates) has the right to terminate its obligations (or to refuse to consummate the Acquisition) under the Merger Agreement as a result of a breach of any of such representations and warranties
“Specified Representations” means the representations and warranties set forth in Sections 3.01, 3.02, 3.03(c), 3.07(b) (solely with respect to the use of the proceeds of the Loans), 3.08, 3.13, 3.15 and 3.16.
“Spin-Off” has the meaning set forth in the Existing Credit Agreement.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the applicable Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. ~~Eurocurrency Loans shall be~~Term Benchmark Loans bearing interest at a rate determined by reference to the Adjusted LIBO Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of Murphy USA (including the Company).
“Subsidiary Loan Party” means each Restricted Subsidiary that is a party to this Agreement or the Collateral Agreement. Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Company.
“Subsidiary Redesignation” has the meaning set forth in the definition of “Unrestricted Subsidiary.”
“Supplemental Perfection Certificate” means a certificate in the form of Exhibit H or any other form approved by the Collateral Agent.
“Supported QFC” has the meaning set forth in Section 9.21.
“Syndication Agents” means the Persons named as such on the cover page of this Agreement.
“Target” has the meaning set forth in the recitals hereto.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Administrative Agent” means Royal Bank of Canada, in its capacity as administrative agent hereunder and under the other Loan Documents with respect to the Tranche B Term Loans, and its successors in such capacity as provided in Article VIII.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted Term SOFR Rate.
“Term Benchmark Borrowing” has the meaning set forth in Section 1.02.

“Term Benchmark Loan” has the meaning set forth in Section 1.02.
“Term Benchmark Revolving Borrowing” has the meaning set forth in Section 1.02.
“Term Benchmark Revolving Loan” has the meaning set forth in Section 1.02.
“Term Commitment” means a Tranche B Term Commitment or any other Class of Term Commitment established pursuant to Section 2.21 or 2.23.
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loan” means a Tranche B Term Loan or any other Class of “Term Loans” established pursuant to Section 2.21, 2.22 or 2.23.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agents to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means, with respect to the Term Loans, the determination by the Administrative Agents that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for each of the Administrative Agents and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Revolving Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Revolving Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term Yield Differential” has the meaning set forth in Section 2.21(b)(v).
“Test Period” means, for any date of determination under this Agreement, the then most recently ended period of four consecutive fiscal quarters of Murphy USA, or, prior to the end of the fiscal quarter in which the Effective Date occurs, the period of four consecutive fiscal quarters ended on September 30, 2020.
“Total Indebtedness” means, as of any date, the sum of (i) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but subject to Section 1.04(a)) and (ii) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries (including all Attributable Indebtedness in respect of Sale/Leaseback Transactions of Murphy USA and its consolidated Restricted Subsidiaries), in each case that is outstanding as of such date but not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (ii) above, the term “Indebtedness” shall not include contingent obligations of Murphy USA, the Company or any other Restricted Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.
“Total Net Indebtedness” means, as of any date, (a) Total Indebtedness, minus (b) other than for purposes of (i) determinations of the Applicable Revolving Rate and (ii) the Financial Covenant set forth in Section 6.11, which in each case shall be calculated without regard to this clause (b), the aggregate amount of Unrestricted Cash as of such date.
“Total Leverage Increase Election” has the meaning set forth in Section 6.11.
“Total Leverage Increase Period” has the meaning set forth in Section 6.11.
“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to such date.
“Total Net Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to such date.

“Trademark License Agreement” means the Trademark License Agreement dated as of August 30, 2013, between Murphy Oil and Murphy USA.
“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche B Term Commitments as of the Effective Date is $400,000,000.
“Tranche B Term Lender” means a lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.
“Tranche B Term Loan” means a Loan made pursuant to clause (b) of Section 2.01.
“Tranche B Term Maturity Date” means the seventh anniversary of the Effective Date (or, if such date is not a Business Day, the first Business Day following such date).
“Transactions” means, collectively, (a) the consummation of the Acquisition, (b) the Refinancing, (c) the issuance of the New Senior Notes and the use of the proceeds thereof, (d) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the creation of the Guarantees and Liens created thereby, the borrowing of Loans and the use of proceeds thereof, and the issuance of Letters of Credit hereunder and (e) the payment of fees and expenses incurred in connection with the foregoing.
“Transformative Acquisition” means any acquisition by Murphy USA, the Company or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Murphy USA and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Company acting in good faith.
“Transformative Disposition” means any Disposition by Murphy USA, the Company or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, would not provide Murphy USA and its Restricted Subsidiaries with a durable capital structure following such consummation, as reasonably determined by the Company acting in good faith.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted Term SOFR Rate or the Alternate Base Rate.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Cash” means unrestricted cash and cash equivalents of Murphy USA and the Restricted Subsidiaries that is not subject to any Lien, other than Liens under clause (g) of the definition of “Permitted Encumbrances” and Liens under Section 6.02(a)(i) and (xii).
“Unrestricted Subsidiary” means (a) any Subsidiary of Murphy USA (other than the Company), whether owned on, or acquired or created after, the Effective Date, that is designated after the Effective Date by Murphy USA and the Company as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agents; provided, that the designation of a new Unrestricted Subsidiary following the Effective Date shall be permitted only so long as (i) no Event of Default is continuing or would result therefrom, (ii) the Company shall, subject to Section 1.12, be in compliance, on a pro forma basis, with the Financial Covenants set forth in Sections 6.11 and 6.12 and (iii) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted under Section 6.04; and (b) any subsidiary of an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Murphy USA (or its Restricted Subsidiaries) therein at the date of designation in an amount equal to the fair market value of Murphy USA’s (or its Restricted Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04. Murphy USA may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (x) no Event of Default is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence) and (y) the Company shall have delivered to the Administrative Agents an officer’s certificate executed by a Financial Officer of Murphy USA or the Company, certifying compliance with the requirements of preceding clause (x). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party (or its relevant Restricted Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s (or its relevant Restricted Subsidiaries’) Investment in such Subsidiary.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(v).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Voluntary Prepayment Incremental Amount” has the meaning set forth in the definition of “Fixed Incremental Amount”.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan” or “~~Eurocurrency~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Loan” or “~~Eurocurrency~~Term Benchmark Revolving Borrowing”).
SECTION 1.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and binding interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) references to “the date hereof” and “the date of this Agreement” shall be deemed to refer to the Effective Date.
SECTION 1.04.Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agents, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if either Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of Murphy USA or any Subsidiary at “fair value”, as defined herein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any deduction of debt issuance costs in respect of any Indebtedness from the principal amount of such Indebtedness under Accounting Standards Update 2015-03 and (D) any change to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2016.
(b)All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).
SECTION 1.05.Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such

Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.06.Status of Obligations. In the event that Murphy USA, the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Murphy USA and the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.07.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities, Refinancing Term Loans, Loans in connection with any Refinancing Revolving Commitments, Extended Term Loans, Extended Revolving Commitments or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement.
SECTION 1.08.Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Secured Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Secured Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Secured Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Secured Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Secured Obligations or any specified portion of the

Secured Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(b)The following terms shall for purposes of this Section 1.08 have the meanings set forth below:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to Guarantor, any Swap Obligation if, and to the extent that, the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of the agreement in Section 2.07 of the Collateral Agreement or any other Guarantee or other support agreement in respect of the obligations of such Guarantor by the Company or another Person that constitutes an “eligible contract participant”).
SECTION 1.09.Interest Rates; ~~LIBOR~~Benchmark Notification. ~~The~~(a) with respect to Term Loans, the interest rate on ~~Eurocurrency~~Term Benchmark Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on ~~Eurocurrency~~Term Benchmark Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.14(b)

and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agents will promptly notify the Company, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on ~~Eurocurrency~~Term Benchmark Loans is based. However, no Administrative Agent warrants or accepts any responsibility for, and neither shall have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
(b)With respect to Revoling Loans, the interest rate on a Revolving Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Revolving Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rates used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Revolving Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Revolving Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.10.Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.11.Certain Calculations. For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test, such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.12), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts. In addition, for the avoidance of doubt, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, liquidations, dissolutions, mergers, consolidations, dividends, or any prepayments of Indebtedness incurred or otherwise effected in reliance on Fixed Amounts may be reclassified at any time, as the Company may elect from time to time, as incurred under the applicable Incurrence-Based Amounts if the Company together with the Restricted Subsidiaries subsequently meets the applicable ratio for such Incurrence-Based Amounts on a Pro Forma Basis.
SECTION 1.12.Limited Condition Transactions.
In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for purposes of:

(a)determining compliance with any provision of the Loan Documents (other than Section 6.11 and Section 6.12 hereof) that requires the calculation of the Total Leverage Ratio, Secured Net Leverage Ratio, First Lien Net Leverage Ratio or Consolidated Fixed Charge Coverage Ratio;
(b)determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or

(c)testing availability under baskets set forth in the Loan Documents (including baskets measured as a percentage of Consolidated EBITDA, Consolidated Net Tangible Assets or by reference to the Available Amount);
in each case, at the option of the Company (the Company’s election, in writing to the Administrative Agents, to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements with respect to such Limited Condition Transaction are entered into or the date of delivery of the relevant notices, if any (the “LCT Test Date”), and if, on a pro forma basis after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds hereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Company or any Restricted Subsidiary or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; provided, however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized.
If the Company has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated; provided that if such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any action taken where compliance of such ratios or baskets was determined or tested assuming such Limited Condition Transaction and other transaction in connection therewith have been consummated will not be deemed to have been exceeded as a result of failure to consummate such Limited Condition ReTransaction and other transactions in connection therewith.

ARTICLE II

The Credits
SECTION 2.01.Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Revolving Loans in dollars to the Company from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; and (b) to make a Tranche B Term Loan in dollars to the Company on the Effective Date in a principal amount not exceeding its Tranche B Term Commitment as in effect on the Effective Date immediately prior to the making of such Tranche B Term Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.
SECTION 2.02.Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or ~~Eurocurrency~~Term Benchmark Loans as the Company may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Company shall have given the notice required for a ~~Eurocurrency~~Term Benchmark Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agents, extending the benefits of Section 2.14 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a ~~Eurocurrency~~Term Benchmark Borrowing that results from a continuation of an outstanding ~~Eurocurrency~~Term Benchmark Borrowing may be in an aggregate principal amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate principal amount that is equal to (i) the entire unused balance of the Aggregate Revolving Commitment or (ii) the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the applicable Administrative Agent) ~~Eurocurrency~~Term Benchmark Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert to or continue, any ~~Eurocurrency~~Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03.Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Company shall submit to the applicable Administrative Agent by fax or electronic mail a Borrowing Request signed by a Financial Officer of the Company (a) in the case of a ~~Eurocurrency~~Term Benchmark Revolving Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in the case of any Term Benchmark Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the applicable Administrative Agent), (b) in the case of a Term Benchmark Term Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any ~~Eurocurrency~~Term Benchmark Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the applicable Administrative Agent), or (~~b~~c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)the Class of such Borrowing;
(ii)the aggregate amount of such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing;
(v)in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the account of the Company to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested

~~Eurocurrency~~Term Benchmark Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the applicable Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.[Reserved].
SECTION 2.05.Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account (or so long as the Company is a joint and several co-applicant with respect thereto, the account of any Restricted Subsidiary), denominated in dollars and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Restricted Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b)) to the same extent as if it were the sole account party in respect of such Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the Company or the applicable Restricted Subsidiary. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit issued by any Issuing Bank will only be of a type approved for issuance hereunder by such Issuing Bank (it being understood and agreed that standby Letters of Credit shall be deemed of the type that is approved), and issuance, amendment and extension of Letters of Credit by any Issuing Bank shall be subject to its customary policies and procedures for issuance of letters of credit. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law, rule or regulation of any Governmental Authority applicable to such Issuing Bank or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (y) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section), the Company shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Revolving Administrative Agent, reasonably in advance of the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the LC Exposure will not exceed $100,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) no Revolving Lender will have a Revolving Exposure greater than its Revolving Commitment and (iv) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Revolving Lender acknowledges and agrees that, on the Effective Date and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, each Issuing Bank shall have granted to such Revolving Lender, and such Revolving Lender shall have acquired from such Issuing Bank, a participation in each Letter of Credit issued by such Issuing Bank and outstanding on the Effective Date equal to such Lender’s Applicable Percentage (as determined on the Effective Date based on the Revolving Commitments set forth on Schedule 2.01 hereto) of the aggregate amount available to be drawn under such Letter of Credit.
(c)Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Company and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension. In the event the Revolving Maturity Date shall be extended as provided in Section 2.22, Letters of Credit with expiry dates beyond the original Revolving Maturity Date will be limited to the amount of the Revolving Commitments that shall have been extended beyond that date.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Revolving Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Company on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason, including after the Revolving Maturity Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Murphy USA and the Company deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Revolving Administrative Agent or the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Revolving Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Sections 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)Disbursements. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and, promptly after such examination, shall notify the Revolving Administrative Agent and the Company by telephone, fax or email of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such LC Disbursement.
(f)Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Revolving Administrative Agent an amount equal to such LC Disbursement not later than (i) if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 1:30 p.m., New York City time, on such Business Day or (ii) otherwise, 1:30 p.m., New York City time, on the Business Day immediately following the day that the Company receives such notice; provided that, if the amount of such LC Disbursement is equal to or greater than the applicable borrowing minimum set forth in Section 2.02(c), the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Company fails to reimburse any LC Disbursement by the time specified above, the applicable Issuing Bank shall notify the Revolving Administrative Agent thereof, whereupon the Revolving Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the Company in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 2:00 p.m., New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), each Revolving Lender shall pay to the Revolving Administrative Agent its Applicable Percentage of the amount then due from the Company, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Revolving Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Revolving Administrative Agent of any payment from the Company pursuant to this paragraph, the Revolving Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.
(g)Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Revolving Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Revolving Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Company reimburses the applicable LC Disbursement in full.
(i)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Revolving Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Revolving Administrative Agent, in the name of the Revolving Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid fees and interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Murphy USA or the Company described in clause (i) or (j) of Article VII. The Company also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Revolving Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Revolving Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Revolving Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary herein or in the Security Documents, be applied by the Revolving Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Company under this Agreement in accordance with Section 2.18(g). If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Company as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Revolving Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Revolving Administrative Agent, executed by the Company, the Revolving Administrative Agent and such designated Revolving Lender, which shall set forth the LC Commitment of such Revolving Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Revolving Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Company shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to issue any additional Letters of Credit or amend or extend any existing Letter of Credit.
(l)Issuing Bank Reports to the Revolving Administrative Agent. Each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Revolving Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Revolving Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements and (ii) such other information as the Revolving Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)LC Exposure Determination.
(i)For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.
(ii)For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP, Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Revolving Lender hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
SECTION 2.06.Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The applicable Administrative Agent will make any Loan available to the Company by promptly remitting the amounts so received, in like funds, to an account of the Company; provided that the proceeds of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Revolving Administrative Agent to the Issuing Bank specified by the Company.
(b)Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Administrative Agent such Lender’s share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then the applicable Lender and the Company severally agree to pay to such Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to such Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Company, the interest rate applicable to ABR Loans of the applicable Class. If the Company and such Lender shall pay such interest to such Administrative Agent for the same or an overlapping period, such Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays such amount to such Administrative Agent, then such amount shall constitute such Lender’s

Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to such Administrative Agent.
SECTION 2.07.Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Company shall submit, by fax or electronic mail, an Interest Election Request, signed by a Financial Officer of the Company to the applicable Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is to be a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(c)Promptly following receipt of an Interest Election Request in accordance with this Section, the applicable Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)If the Company fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Borrowing, be continued as a ~~Eurocurrency~~Term Benchmark Borrowing for an additional Interest Period of one month or (ii) in the case of a Revolving Borrowing, be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to Murphy USA or the Company, or if any other Event of Default has occurred and is continuing and the applicable Administrative Agent, at the request of a Majority in Interest of Lenders of any applicable Class, has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of any Class (or of such Class, as applicable) may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing and (ii) unless repaid, each ~~Eurocurrency~~Term Benchmark Borrowing of any Class (or of such Class, as applicable) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08.Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Maturity Date, (ii) the Tranche B Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on January 29, 2021 and (iii) each Class of Commitments established pursuant to Section 2.21, 2.22 or 2.23 shall terminate at the time specified therefor in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement. The Tranche B Term Commitment of each Lender shall automatically reduce upon the making by such Lender of any Tranche B Term Loan by an amount equal to the principal amount of such Loan.
(b)The Company may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (A) the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment or (B) the Revolving Exposure of any Lender would exceed its Revolving Commitment.
(c)The Company shall notify the applicable Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the applicable

Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the applicable Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class under paragraph (b) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 2.09.Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay (i) to the Revolving Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to the Company on the Revolving Maturity Date and (ii) to the Term Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender made to the Company as provided in Section 2.10.
(b)The records maintained by the Administrative Agents and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Company in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of any Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Company to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the applicable Administrative Agent.
SECTION 2.10.Amortization of Term Loans. (a) The Company shall repay Tranche B Term Borrowings on the first Business Day after the last day of each December, March, June and September, beginning with July 1, 2021 and ending with the last such day to occur prior to the Tranche B Term Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans made on the Effective Date (as such amounts may be adjusted pursuant to paragraph (c) of this Section). In the event that any Other Term Loans are made, the Company shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement.
(b)To the extent not previously paid, (i) all Tranche B Term Borrowings shall be due and payable on the Tranche B Term Maturity Date and (ii) all the Term Borrowings of each Class of Term Loans established pursuant to Section 2.21, 2.22 or 2.23 shall be due and payable on the Maturity Date established therefor in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement.
(c)Any prepayment of a Tranche B Term Borrowing pursuant to Section 2.11 shall be applied to reduce the subsequent scheduled repayments of the Tranche B Term Borrowings to be made pursuant to this Section in the manner specified by the Company in the notice of prepayment relating thereto (or, if no such manner is specified in such notice, in direct order of maturity). Any prepayment of any Class of Term Loans established pursuant to Section 2.21, 2.22 or 2.23 shall be applied to reduce the subsequent scheduled repayments of the Loans of such Class as shall be specified in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement.
(d)Prior to any repayment of any Term Borrowings of any Class under this Section, the Company shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Term Administrative Agent by telephone (confirmed by fax or e-mail) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.
SECTION 2.11.Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, including Section 2.11(j).
(b)If at any time the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, then the Company shall, until the amount of such excess shall have been eliminated, first, prepay the Revolving Borrowings and second, cash collateralize outstanding LC Exposure in the manner provided in Section 2.05(i).
(c)Not later than ten Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.01(a) with respect to each Excess Cash Flow Period, the Company shall calculate the Excess Cash Flow of Murphy USA and the Restricted Subsidiaries for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $10,000,000, the Company shall apply an amount to prepay Term Loans equal to (i) the Required Excess Cash Flow Percentage of such Excess Cash Flow in excess of $10,000,000, minus, (ii) at the option of the Company, without duplication (including duplication of any amount deducted from Consolidated Net Income in calculating Excess Cash Flow for such period or of any amount deducted in any prior Excess Cash Flow Period), in each case, to the extent not financed using the proceeds of funded Indebtedness (other than revolving Indebtedness), the following:
(A)the sum of (x) the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period pursuant to Sections 2.11(a) and Section 2.24 (it being understood that the amount of any such payments pursuant to Section 2.24 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (y) the amount of any voluntary payments of Revolving Loans to the extent that Revolving Commitments are terminated or reduced pursuant to Section 2.08 by the amount of such payments and (z) the amount used to fund any voluntary prepayments, voluntary repurchases or voluntary redemptions of any Incremental Equivalent Debt that is secured on a pari passu basis with the Loan Document Obligations (other than under any revolving credit facility except to the extent the commitments thereunder are permanently reduced by a corresponding amount), plus, in each case, at the option of the Company and without duplication of any amounts previously deducted, the amount of any such voluntary payments, voluntary repurchases or voluntary redemptions of such Indebtedness after the end of such Excess Cash Flow Period but before the date of prepayment under this Section 2.11(c);
(B)the amount of Capital Expenditures made in cash during such period by Murphy USA and its Restricted Subsidiaries;
(C)the aggregate amount of cash consideration paid by Murphy USA and its Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions, but excluding Investments in (x) cash or cash equivalents or (y) in Murphy USA or any Restricted Subsidiary) made during such period pursuant to Section 6.04; and
(D)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Murphy USA or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or other Investments to be consummated or made during the period of four consecutive fiscal quarters of Murphy USA following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Capital Expenditures or other Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;
provided that, at the Company’s option, to the extent that the amount of such deductions exceeds the amount of the prepayment that would have been required to be made from Excess Cash Flow for such Excess Cash Flow Period but for such deductions, then such excess amounts may be applied to any subsequent Excess Cash Flow Period; provided, further, that if at the time that any such prepayment would be required, the Company (or any other Loan Party) is also required to prepay, repurchase or offer to prepay or repurchase any Indebtedness that is secured on a pari passu basis (without regard to the control of remedies) with the Loan Document Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or repurchased or offered to be so prepaid or repurchased, “Other Applicable Indebtedness”) with any portion of the amount required to be prepaid pursuant to this Section 2.11(c), then the Company may apply such portion of such prepayment amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(c) shall be reduced accordingly; it being understood that (1) the portion of such prepayment amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such prepayment amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such prepayment amount shall be allocated to the Term Loans in accordance with the terms hereof and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(d)In the event and on each occasion that any Net Proceeds are received by or on behalf of Murphy USA, the Company or any other Restricted Subsidiary in respect of any Prepayment Event, the Company shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of such term (a “Disposition Prepayment Event”), within three Business Days after such Net Proceeds are received), prepay Term Borrowings in an amount equal to such Net Proceeds; provided that, in the case of any Disposition Prepayment Event, if the Company shall deliver, prior to the date of the required prepayment, to the Term Administrative Agent a certificate of a Financial Officer of the Company to the effect that the Company intends to cause such Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 12 months after receipt of such Net Proceeds from such event to acquire real property, equipment or other tangible assets to be used in the business of the Company or the other Restricted Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 12-month period (or within a period of 180 days thereafter if by the end of such initial 12-month period the Company or one or more other Restricted Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other tangible assets, or to consummate such Permitted Acquisition or other acquisition), at which time a prepayment shall be required in an amount equal to any such Net Proceeds that have not been so applied; provided, further, that (i) if at the time of receipt of the Net Proceeds in respect of any Disposition Prepayment Event, or at any time during the applicable reinvestment period described in the preceding proviso, the First Lien Net Leverage Ratio, calculated on a pro forma basis after giving effect to such Disposition and the use of the proceeds thereof, would be equal to or less than (A) 3.25 to 1.00, 50% of the Net Proceeds of such Disposition shall not be subject to the requirements of this Section 2.11(d) and (B) 2.75 to 1.00, the Net Proceeds of such Disposition shall not be subject to the requirements of this Section 2.11(d) (any amount of Net Proceeds not required to be applied to make a prepayment due to the operation of this proviso, “Retained Asset Sale Proceeds”) and (ii) if at the time of any Disposition Prepayment Event, the Company (or any other Loan Party) is also required to prepay, repurchase or offer to prepay or repurchase any Other Applicable Indebtedness with any portion of the amount required to be prepaid pursuant to this Section 2.11(d), then the Company may apply such portion of such prepayment amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(d) shall be reduced accordingly; it being understood that (1) the portion of such prepayment amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such prepayment amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such prepayment amount shall be allocated to the Term Loans in accordance with the terms hereof and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(e)[Reserved].
(f)In the event and on each occasion that, as a result of the receipt of any cash proceeds by Murphy USA, the Company or any other Restricted Subsidiary in connection with any Disposition of any asset or any other event, Murphy USA, the Company or any other Loan Party would be required by the terms of the Senior Note Documents (or any Refinancing Indebtedness in respect thereof) or any Subordinated Indebtedness to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease, any Senior Notes (or such Refinancing Indebtedness) or any Subordinated Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Company shall (i) prepay Term Borrowings (or, if applicable, Other Applicable Indebtedness in accordance with the provisions of Section 2.11(c) and (d)) or (ii) acquire assets in one or more transactions permitted hereby, in each case in an amount that would be needed to eliminate such requirement.

(g)Prior to any optional or mandatory prepayment of Borrowings under this Section, the Company shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (h) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Company shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Term Loans of any Class other than the Tranche B Term Loans may be applied to other Term Borrowings as provided in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement (but in any event, not on a greater than pro rata basis).
(h)The Company shall notify the applicable Administrative Agent by telephone (confirmed by fax or email) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Term Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment ~~and~~, (ii) in the case of prepayment of a Term Benchmark Revolving Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment and (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the applicable Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the applicable Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
(i)Any Term Lender (a “Declining Term Lender”) may elect, by delivering written notice to the Term Administrative Agent and the Company no later than 5:00 p.m. New York City Time one Business Day after the date of such Term Lender’s receipt of notice from the Term Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(c) or Section 2.11(d) (solely with respect to any

Disposition Prepayment Event) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Term Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the Company. For the avoidance of doubt, the Company may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay Loans in accordance with Section 2.11(a) above.
(j)If any Repricing Event occurs on or prior to the date occurring six months after the Effective Date, the Company agrees to pay to the Term Administrative Agent, for the ratable account of each Term Lender with Tranche B Term Loans that are subject to such Repricing Event, a fee in an amount equal to 1.00% of the aggregate principal amount of the Tranche B Term Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.
SECTION 2.12.Fees. (a) The Company agrees to pay to the Revolving Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Revolving Rate on the average daily amount of the unused Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the ~~first Business Day~~fifteenth day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b)The Company agrees to pay (i) to the Revolving Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in the Letters of Credit issued for the account of the Company, which shall accrue at the Applicable Revolving Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans on the daily maximum amount then available to be drawn under such Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by it for the account of the Company, which shall accrue at a rate per annum equal to 0.125% (or such other rate or rates per annum separately agreed upon between the Company and such Issuing Bank) on the daily maximum amount then available to be drawn under such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) for the account of the Company during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any such Letter of Credit or and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the ~~first Business Day~~fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Company agrees to pay to each Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and such Administrative Agent.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.Interest. (a) The Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Revolving Rate. The Loans comprising each ABR Term Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Term Rate.
(b)The Loans comprising each ~~Eurocurrency~~Term Benchmark Revolving Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Revolving Rate. The Loans comprising each ~~Eurocurrency~~Term Benchmark Term Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Term Rate.
(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue interest on any Loan of any Class, 2% per annum plus the rate applicable to ABR Borrowings of such Class as provided in paragraph (a) of this Section or (iii) in the case of any other overdue amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate or Adjusted LIBO Rate shall be determined by the applicable Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing of any Class:
(i)the applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, Adjusted Term SOFR Rate or the Term SOFR Rate for such Interest Period (including because the ~~LIBO~~Relevant Screen Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)the applicable Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate, the Adjusted Term SOFR Rate or the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such ~~Eurocurrency~~Term Benchmark Borrowing for such Interest Period;
then the applicable Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders of such Class as promptly as practicable and, until (x) with respect to Revolving Loans, (A) such Administrative Agent notifies the Company and the Lenders of such Class that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (B) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (I) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Term Benchmark Borrowing shall be ineffective, and such Borrowing shall be continued as (X) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (Y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or (ii) above, and (II) any Borrowing Request for a Term Benchmark Borrowing of such Class shall be treated as a request for (a) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (b) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or (ii) above and (y) with respect to Term Loans, such Administrative Agent notifies the Company and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a ~~Eurocurrency~~Term Benchmark Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (B) any Borrowing Request for a ~~Eurocurrency~~Term Benchmark Borrowing of such Class shall be treated as a request for an ABR Borrowing.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or, with respect to the Term Loans, an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agents have not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term Loans prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agents shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in their sole discretion.
(d)In connection with the implementation of a Benchmark Replacement, each Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)The Administrative Agents will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agents or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agents in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agents may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a

Benchmark (including a Benchmark Replacement), then the Administrative Agents may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a ~~Eurocurrency~~Term Benchmark Borrowing of, conversion to or continuation of ~~Eurocurrency~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to (x) with respect to Revolving Loans, (i) an Adjusted Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (ii) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or (ii) above or (y) with respect to Term Loans, ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(h)For purposes of clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, including the definitions used therein, references to “the Administrative Agents” shall mean the Administrative Agents acting jointly (it being understood that, for the avoidance of doubt, if at any time that such provisions apply, there is a single Administrative Agent with respect to all Commitments and Loans outstanding under this Agreement at such time, references to “the Administrative Agents” shall be deemed to refer solely to such Administrative Agent).
SECTION 2.15.Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Adjusted Term SOFR Rate, as applicable) or Issuing Bank;
(ii)impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Company will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any ~~Eurocurrency~~Term Benchmark Loan on a date specified therefor in any notice of prepayment given by the Company (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Revolving Rate or Applicable Term Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. The Company shall also compensate each Term Lender for the loss, cost and expense attributable to any failure by the Company to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Term Loan. A certificate of any Lender delivered to the Company and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17.Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Administrative Agent.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Loan Parties shall not be obligated to indemnify such Recipient pursuant to this Section 2.17 in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes, if (i) written demand therefor has not been made by such Recipient within 180 days from the date on which such Recipient knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority, (ii) such penalties, interest and other liabilities have accrued after a Loan Party has indemnified or paid any additional amount pursuant to this Section 2.17 or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Recipient, as determined by a final and nonappealable judgment of a court of competent jurisdiction. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such Recipient will act in good faith to promptly notify the Loan Parties of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the applicable Administrative Agent), or by any Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify each Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified such Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Administrative

Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Administrative Agent to such Lender from any other source against any amount due to such Administrative Agent under this paragraph.
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the applicable Administrative Agent, at the time or times reasonably requested by the Company or the applicable Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the applicable Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or such Administrative Agent as will enable the Company or such Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(iii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Company and the applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the applicable Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the applicable Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the applicable Administrative Agent), whichever of the following is applicable:
(iv)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(v)executed originals of IRS Form W-8ECI;
(vi)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(vii)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(viii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the applicable Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the applicable Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the applicable Administrative Agent to determine the withholding or deduction required to be made; and
(ix)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the applicable

Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the applicable Administrative Agent as may be necessary for the Company and the applicable Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the applicable Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (in cash or applied as an offset against another cash Tax liability of such party) of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Defined Terms. For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the term ‘applicable law’ includes FATCA.
(i)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the applicable Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The applicable Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)If at any time insufficient funds are received by and available to the applicable Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties (or as required in Section 2.09(d) or Section 2.18(g) if such Section then applies).
(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agents of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee (as such term is defined from time to time). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
(d)Unless the applicable Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Company will not make such payment, the applicable Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of any Administrative Agent or any Issuing Bank, then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of such Administrative Agent or any Issuing Bank, in each case in such order as shall be determined by such Administrative Agent in its discretion.
(f)In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(d), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Total Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the applicable Commitments and the repayment in full of the principal of all applicable Loans and, in the case of the Revolving Commitments, the reduction of the LC Exposure to zero, the Company shall pay to the applicable Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

(g)Any proceeds of Collateral received by the Collateral Agent or any Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) at a time when an Event of Default has occurred and is continuing if the Administrative Agents so elect or the Required Lenders so direct, shall be applied ratably in the following order (the amounts so applied pursuant to any clause set forth below to be distributed among the Persons entitled thereto pursuant to such clause pro rata in accordance with the aggregate unpaid amounts referred to in such clause owed to them on the date of any such distribution):
first, to the payment of all costs and expenses incurred by the Collateral Agent and the Administrative Agents in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agents hereunder or under any other Loan Document on behalf of the Company or any other Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and
third, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
SECTION 2.19.Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Company) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The

Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)If (i) any Lender requests compensation under Section 2.15, (ii) the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, or (v) any Lender has failed to agree to be an Extending Lender in respect of any Extension Offer with respect to which a Majority in Interest of the applicable Class of Lenders (giving effect to the consent of any Lenders that will agree to replace Lenders that are not Extending Lenders) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent or become an Extending Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the applicable Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law, (E) in the case of any such assignment and delegation resulting from the failure to provide a consent as contemplated by clause (iv) above, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected, and (F) in the case of any such assignment and delegation resulting from the failure to become an Extending Lender, the assignee shall have become an Extending Lender and the applicable Extension Permitted Amendment will become effective substantially contemporaneously with such assignment and delegation. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the applicable Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.20.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, a Majority in Interest of any Class or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)if any LC Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:
(i)the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all Non-Defaulting Revolving Lenders’ Revolving Exposures after giving effect to such reallocation would not exceed the sum of all Non-Defaulting Revolving Lenders’ Revolving Commitments and (B) after giving effect to any such reallocation, no Non-Defaulting Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Revolving Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;
(iii)if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral provided by the Company in accordance with Section 2.20(c), and participating interests in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Revolving Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (x) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof, and for so long as such Bankruptcy Event shall continue or (y) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with Murphy USA and the Company, or the applicable Revolving Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Revolving Administrative Agent, Murphy USA, the Company and, in the case of any Revolving Lender, each Issuing Bank each agree (such agreement not to be unreasonably withheld or delayed) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it) and, in the case of a Revolving Lender, the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Revolving Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.
The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.20 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Revolving Administrative Agent and each Lender or any Loan Party may at any time have against, or with respect to, such Defaulting Lender.
SECTION 2.21.Incremental Commitments. (a) The Company may, by written notice to the Administrative Agents from time to time, request the establishment of Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or Incremental Revolving Facility Commitments are established from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their sole discretion (and no approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Term Loan Commitments and/or Incremental Revolving Commitments shall be required); provided that each Incremental Revolving Lender providing a commitment to make revolving loans shall be subject to the approval of the Revolving Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, each Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the applicable Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective, (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to (and which shall together with any then outstanding Tranche B Term Loans form a single Class of) Tranche B Term Loans or (y) commitments to make term loans with terms different from the Tranche B Term Loans (“Other Incremental Term Loans”).
(b)The Company and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the applicable Administrative Agent an Incremental Facility Agreement and such other documentation as such Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental

Revolving Lender. Each Incremental Facility Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Commitments; provided that:
(i)any (x) commitments to make additional Tranche B Term Loans shall have the same terms as the Tranche B Term Loans, and shall form part of the same Class as the Tranche B Term Loans and (y) Incremental Revolving Commitments shall have the same terms as the then outstanding Class of Revolving Commitments (or, if more than one Class of Revolving Commitments is then outstanding, the Revolving Commitments with the then latest Maturity Date) and shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of all then outstanding Revolving Commitments;
(ii)the Other Incremental Term Loans incurred pursuant to this Section 2.21 shall be entitled to benefit from the same guarantees as, and shall be entitled to be secured on a pari passu or junior basis by the same Collateral securing, the Tranche B Term Loans (subject, in the case of any Incremental Term Loans secured on a junior basis, to a Permitted Junior Intercreditor Agreement);
(iii)except in the case of a bridge loan the terms of which provide for an automatic extension of the maturity date thereof to a date that is not earlier than the Latest Maturity Date, the final maturity date of any Incremental Term Loans shall be no earlier than the Latest Maturity Date in effect at the date of incurrence of such Incremental Term Loans and the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of all then outstanding Classes of Term Loans; provided that the requirements of this clause (iii) shall not apply to Incremental Term Loans in an aggregate amount not to exceed the then available Inside Maturity Basket;
(iv)subject to clause (i) above, except as to pricing, amortization, final maturity date and participation in mandatory prepayments (which shall, subject to the other clauses of this proviso, be determined by the Company and the Incremental Term Lenders in their sole discretion), shall have terms that are reasonably satisfactory in all respects to the Term Administrative Agent to the extent that such terms, except to the extent set forth above or below, are not substantially similar to the Tranche B Term Loans; provided, that any terms (x) that are favorable to the Lenders and are added for the benefit of all Lenders pursuant to an amendment hereto (with no consent of the Lenders being required), (y) reflect market terms and conditions (as determined by the Company in good faith) at the time of such incurrence or (z) that are only applicable to periods after the Latest Maturity Date, in each case, shall be deemed reasonably satisfactory to the Term Administrative Agent;
(v)except with respect to (A) an aggregate amount of Incremental Term Loans not greater than the Fixed Incremental Amount, (B) any amount of

Incremental Term Loans used to finance a Permitted Acquisition or any other permitted Investment, (C) any amount of any Incremental Term Loans that mature more than one year after the Tranche B Term Loan Maturity Date and (D) Incremental Term Loans incurred pursuant to the Voluntary Prepayment Incremental Amount, with respect to any broadly syndicated pari passu secured dollar-denominated Incremental Term Loans incurred prior to the date that is six months after the Effective Date, if the All-in Yield in respect of any such Incremental Term Loan exceeds the All-in Yield in respect of the Tranche B Term Loans by more than 0.50% (such difference, the “Term Yield Differential”) then the Applicable Term Rate (or the “LIBOR floor” as provided in the following proviso) applicable to the Tranche B Term Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Other Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted LIBO Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “LIBOR floor” applicable to the outstanding Tranche B Term Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Other Incremental Term Loans prior to any increase in the Applicable Term Rate applicable to such Tranche B Term Loans then outstanding (this clause (v), the “MFN Provision”);
(vi)such Other Incremental Term Loans may require participation on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the Tranche B Term Loans in any mandatory prepayment hereunder;
(vii)such Other Incremental Term Loans may require participation on a pro rata basis or non-pro rata basis with the Tranche B Term Loans in any voluntary prepayment hereunder;
(viii)there shall be no borrower (other than the Company) or guarantor (other than the Loan Parties) in respect of any Incremental Term Loan Commitments or Incremental Revolving Commitments;
(ix)any Incremental Revolving Commitment will be documented solely as an increase to the commitments with respect to the Revolving Commitments, without any change in terms except for such upfront fees as may be agreed between the Lenders providing such Incremental Revolving Commitments and the Company; and
(x)Other Incremental Term Loans and Incremental Revolving Commitments shall not be secured by any asset other than the Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Facility Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the applicable Administrative Agent with the Company’s consent (not to be unreasonably withheld or delayed) and furnished to the other parties hereto.

(c)Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.21 unless (i) no Event of Default shall have occurred and be continuing; provided, that in the event that any tranche of Incremental Term Loans is used to finance a Limited Condition Transaction, (A) to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (i) shall be tested at the time of the execution of the acquisition agreement, the declaration of the dividend by the board of directors of Murphy USA or the applicable Restricted Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable, related to such Limited Condition Transaction and (B) no Event of Default shall exist under Section 7.01(a), (b), (i) or (j) at the time such Incremental Term Loans are incurred, (ii) the representations and warranties of the Company and each other Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representations and warranties shall be true and correct); provided that in the event that the tranche of Incremental Term Loans is used to finance a Limited Condition Transaction and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (ii) shall be limited to customary “specified representations” (with the representation in Section 3.13 made on the date of funding of such Incremental Term Loans and after giving effect to such Limited Condition Transaction and other transactions on such date in connection therewith) and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to the person or business to be acquired that are material to the interests of the Lenders and only to the extent that Murphy USA or its applicable Restricted Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate; and (iii) the Administrative Agents shall have received documents and legal opinions consistent with those delivered on the Effective Date as to such matters as are reasonably requested by the applicable Administrative Agent. The applicable Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each Incremental Facility Agreement.
(d)Each of the parties hereto hereby agrees that the applicable Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Loans in respect of Incremental Revolving Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Loans on a pro rata basis. The Company agrees that Section 2.16 shall apply to any conversion of ~~Eurocurrency~~Term Benchmark Loans to ABR Loans reasonably required by the applicable Administrative Agent to effect the foregoing.
(e)Upon the effectiveness of an Incremental Revolving Commitment of any Incremental Revolving Lender, (i) such Incremental Revolving Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, (ii) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Revolving Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Revolving Lender and (iii) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposures and the Applicable Percentages of all the Revolving Lenders (or all Revolving Lenders of the applicable Class) shall automatically be adjusted to give effect thereto.
SECTION 2.22.Extension Offers. (a) The Company may on one or more occasions, by written notice to the applicable Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the applicable Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the applicable Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.
(b)An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by (i) in the case of an Extension Permitted Amendment in respect of any Class of Term Loans, Murphy USA, the Company, each applicable Extending Lender and the Term Administrative Agent, and (ii) in the case of an Extension Permitted Amendment in respect of Revolving Commitments, Murphy USA, the Company, each applicable Extending Lender and the Revolving Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) Murphy USA and the Company shall have delivered to the Administrative Agents such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agents in connection therewith. The Administrative Agents shall promptly notify each applicable Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the applicable Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that in the case of any Extension Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank and the Revolving Administrative Agent, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit issued by any Issuing Bank, may not be extended without the prior written consent of such Issuing Bank; and provided, further, that in the case of any Extension Offer, the Company shall have the right to replace any Lender of the applicable Extension Request Class that does not agree to become an Extending Lender with an Eligible Assignee that will agree to be an Extending Lender as provided in Section 2.19(b).
SECTION 2.23.Refinancing Facilities. (a) The Company may, on one or more occasions, by written notice to the Term Administrative Agent, request the establishment hereunder of one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Company (the “Refinancing Term Loans”); provided that each Refinancing Term Loan Lender shall be an Eligible Assignee and, if not already a Lender, shall otherwise be reasonably acceptable to the Term Administrative Agent. For the avoidance of doubt, each Lender may elect or decline, in its sole discretion, to become a Refinancing Term Lender.
(b)The Refinancing Term Loan Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by Murphy USA, the Company, each Refinancing Term Lender providing such Refinancing Term Loan Commitment and the Term Administrative Agent; provided that no Refinancing Term Loan Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) Murphy USA and the Company shall have delivered to the Term Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Term Administrative Agent in connection with any such transaction, and (iv) substantially concurrently with the effectiveness thereof, the Company shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any reasonable fees, premium and expenses relating to such refinancing) (and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.10 on a pro rata basis and, in the case of a prepayment of ~~Eurocurrency~~Term Benchmark Term Borrowings, shall be subject to Section 2.16).
(c)The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Term Loan Commitments established thereby and the Refinancing Term Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Term Loan Commitments and Refinancing Term Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Term Loan Commitments or Refinancing Term Loans of such Class, provided that (other than with respect to Refinancing Term Loan Commitments and Refinancing Term Loans in an aggregate amount not to exceed the then available Inside Maturity Basket) such stated termination and maturity dates shall not be earlier than the Maturity Date with respect to the Term Loans being refinanced, (iii) any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans; provided that (other than with respect to Refinancing Term Loan Commitments and Refinancing Term Loans in an aggregate amount not to exceed the then available Inside Maturity Basket) the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of the borrowing if such Refinancing Term Loans) of the Term Borrowings being refinanced thereby, (iv) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (v) the fees applicable to the Refinancing Term Loan Commitments or Refinancing Term Loans of such Class, (vi) any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loan Commitments or Refinancing Term Loans of such Class (which prepayment requirements, in the case of any Refinancing Term

Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with the Tranche B Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding Tranche B Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loan Commitments or Refinancing Term Loans of such Class and (ix) any financial covenant with which Murphy USA and the Company shall be required to comply (provided that any such financial covenant for the benefit of any Class of Refinancing Term Lenders shall also be for the benefit of each other Class of Lenders unless (x) reasonably acceptable to the Term Administrative Agent, (y) such financial covenant only applies to periods following the Maturity Date with respect to such Class or (z) such financial covenant reflects market terms and conditions (as determined by the Company in good faith) at the time of such incurrence). Except as contemplated by the preceding sentence, the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the Tranche B Term Commitments and the Tranche B Term Loans.
(d)The Company may by written notice to the Revolving Administrative Agent at any time after the Effective Date establish one or more additional revolving facilities (each, a “Refinancing Revolving Facility”) providing for revolving commitments (“Refinancing Revolving Commitments” and the revolving loans thereunder, “Refinancing Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement. Each such notice shall specify the date on which the Company proposes that the Refinancing Revolving Commitments shall become effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Revolving Administrative Agent (or such shorter period agreed to by the Revolving Administrative Agent in its reasonable discretion); provided that no Refinancing Revolving Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) Murphy USA and the Company shall have delivered to the Revolving Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Revolving Administrative Agent in connection with any such transaction, and (iv) substantially concurrently with the effectiveness thereof, the Revolving Commitments being refinanced shall be terminated and, if applicable, the Revolving Loans thereunder shall be repaid.
(e)Refinancing Revolving Commitments may be established as a new Class of Revolving Commitments or as an increase in any previously established Class of Revolving Facility Commitments; provided that (i) the Refinancing Revolving Commitments shall have a final maturity date (and shall not require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Commitments being replaced and (ii) all other terms applicable to the Refinancing Revolving Commitments (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Company and the Lenders providing such Refinancing Revolving Commitments and (y) the amount of any letter of credit sublimit under such Refinancing Revolving Commitments, which shall be as agreed between the Company, the Lenders providing such Refinancing Revolving Commitments, the Revolving Administrative Agent and the replacement issuing bank, if any, under such Refinancing Revolving Commitments) shall be substantially similar to, or (as determined by the Company in good faith) not materially more favorable to the lenders providing such Refinancing Revolving Commitments, taken as a whole, as reasonably determined by the Company in good faith, than the terms applicable to the Revolving Commitments being refinanced (except to the extent such covenants and other terms (A) apply solely to any period after the Latest Maturity Date, (B) are otherwise reasonably acceptable to the Revolving Administrative Agent or (C) reflect market terms and conditions (as determined by the Company in good faith) at the time of incurrence). Solely to the extent that an Issuing Bank is not a replacement issuing bank under the Refinancing Revolving Commitments, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit thereunder and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank at the time of the establishment of such Refinancing Revolving Commitments, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank in its sole discretion. The Company agrees to reimburse each Issuing Bank in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.
(f)The Company may approach any Lender or any other person that would be an Eligible Assignee of a Revolving Commitment to provide all or a portion of the Refinancing Revolving Commitments (subject to receipt of any consents that would be required for an assignment of Revolving Commitments to such person pursuant to Section 9.04); provided, that any Lender offered or approached to provide all or a portion of the Refinancing Revolving Commitments may elect or decline, in its sole discretion, to provide a Refinancing Revolving Commitment.
(g)The applicable Administrative Agents shall promptly notify each applicable Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Term Lenders or Refinancing Revolving Lenders, as the case may be, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the applicable Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Term Loan Commitments and Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans as a new “Class” of loans and/or commitments hereunder.

SECTION 2.24.Loan Repurchases.
(a)Subject to the terms and conditions set forth or referred to below, the Company may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase Term Loans of one or more Classes (as determined by the Company) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Term Administrative Agent (or such other financial institution chosen by the Company and reasonably acceptable to the Term Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
(i)each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.24 and the Auction Procedures;
(ii)no Default or Event of Default shall be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer or shall result therefrom;
(iii)the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Company offers to purchase in any such Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Term Administrative Agent) (across all such Classes);
(iv)the principal amount of all Term Loans of the applicable Class or Classes so purchased by the Company shall automatically be cancelled and retired by the Company on the settlement date of the relevant purchase (and may not be resold) (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt), and in no event shall the Company be entitled to any vote hereunder in connection with such Term Loans;
(v)no more than one Purchase Offer with respect to any Class may be ongoing at any one time;
(vi)either (A) (x) the Company shall represent and warrant that no Loan Party has any material non-public information with respect to the Loan Parties or their Subsidiaries, or with respect to the Loans or the securities of any such person, that (A) has not been previously disclosed in writing to the Administrative Agents and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer or (y) shall state that it cannot make such representation set forth in clause (A)(x) or (B) such Purchase Offer shall contain customary “big boy” representations; and

(vii)any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis.
(b)The Company shall terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Company commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Company reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Company shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Company pursuant to this Section 2.24, (x) the Company shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Company and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11.
(c)The Term Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.24; provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.16, 2.18 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.24. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Administrative Agents” were a reference to the Auction Manager, and the Term Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.
(d)This Section 2.24 shall supersede any provisions in this Agreement to the contrary.

ARTICLE III

Representations and Warranties
Each of Murphy USA and the Company represents and warrants to the Lenders that:
SECTION 3.01.Organization; Powers. Murphy USA, the Company and each other Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by Murphy USA and the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Murphy USA, the Company or the applicable Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of Murphy USA, the Company or any other Restricted Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon Murphy USA, the Company or any other Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Murphy USA, the Company or any other Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except, other than in the case of the Senior Notes Documents, to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of Murphy USA, the Company or any other Restricted Subsidiary.
SECTION 3.04.Financial Condition; No Material Adverse Change. (a) Murphy USA has heretofore furnished to the Lenders (i) its consolidated balance sheet as of December 31, 2019 and the related consolidated statements of income, cash flows and changes in equity for the fiscal year ended December 31, 2019, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm, and (ii) its unaudited consolidated balance sheet as at the end of, and related statements of income and cash flows for, the fiscal quarter and the portion of the fiscal year ended March 31, 2020, June 30, 2020 and September 30, 2020. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA, the Company and the Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.
(b)Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of Murphy USA, the Company or any other Restricted Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.
(c)Since December 31, 2019, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, liabilities, operations or condition (financial or otherwise) of Murphy USA, the Company and the other Restricted Subsidiaries, taken as a whole.
(d)The projections of Murphy USA and the Restricted Subsidiaries for the fiscal years ending December 31, 2021 to and including the fiscal year ending December 31, 2025, provided to the Lenders prior to the Effective Date (the “Projections”) have been prepared in good faith based upon estimates and assumptions that were believed by Murphy USA and the Company to be reasonable at the time made and are believed by Murphy USA and the Company to be reasonable on the Effective Date, it being understood and agreed that the Projections are not a guarantee of financial or other performance and actual results may differ therefrom and such differences may be material.
SECTION 3.05.Properties. (a) Murphy USA, the Company and each other Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)Murphy USA, the Company and each other Restricted Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, technology, software, domain names and other intellectual property that is necessary for the conduct of its business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No patents, trademarks, copyrights, technology, software, domain names or other intellectual property used by Murphy USA, the Company or any other Restricted Subsidiary in the operation of its business infringes upon the intellectual property rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any patents, trademarks, copyrights, technology, software, domain names or other intellectual property owned or used by Murphy USA, the Company or any other Restricted Subsidiary is pending or, to the knowledge of Murphy USA, the Company or any other Restricted Subsidiary, threatened against Murphy USA, the Company or any other Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Murphy USA, the Company or any other Restricted Subsidiary, threatened against or affecting Murphy USA, the Company or any other Restricted Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.
(b)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Murphy USA, the Company or any other Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any fact, incident, event or condition that could reasonably be expected to form the basis for any Environmental Liability.
SECTION 3.07.Compliance with Laws and Agreements; Anti-Corruption Laws and Sanctions. (a) Murphy USA, the Company and each other Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
(b)Murphy USA, the Company and the other Subsidiaries and, to the knowledge of Murphy USA and the Company, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Murphy USA, the Company or any other Subsidiary or, to the knowledge of Murphy USA or the Company, any of their respective directors, officers or employees, or (ii) to the knowledge of Murphy USA or the Company, any agent of Murphy USA, the Company or any other Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

SECTION 3.08.Investment Company Status. None of Murphy USA, the Company or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.Taxes. Murphy USA, the Company and each other Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Murphy USA, the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.ERISA. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Company nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.
SECTION 3.11.Subsidiaries and Joint Ventures; Disqualified Equity Interests. (a) Schedule 3.11 sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Murphy USA, the Company or any other Subsidiary in, (i) each Subsidiary and (ii) each joint venture in which Murphy USA, the Company or any other Restricted Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Restricted Subsidiary. The Equity Interests in each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which Murphy USA, the Company or any other Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by the Company or any other Restricted Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Restricted Subsidiary.
(b)As of the Effective Date, there are not any outstanding Disqualified Equity Interests in Murphy USA or in any Restricted Subsidiary.

SECTION 3.12.Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of Murphy USA, the Company and the other Restricted Subsidiaries as of the Effective Date.
SECTION 3.13.Solvency. Immediately after giving effect to the consummation of the Transactions, including the making of the Loans hereunder on the Effective Date and the application of the proceeds thereof, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan.
SECTION 3.14.Disclosure. Murphy USA and the Company have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Murphy USA, the Company or any other Restricted Subsidiary is subject, and all other matters known to Murphy USA or the Company, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither any Lender Presentation nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Murphy USA, the Company or any other Restricted Subsidiary to any Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or furnished hereunder or thereunder, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, each of Murphy USA and the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
SECTION 3.15.Collateral Matters. (a) The Collateral Agreement will, upon execution thereof by the Loan Parties, create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute (or, in the case of such Collateral as was delivered prior to the Effective Date, will continue to constitute) a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person but subject to any Permitted Intercreditor Agreement, and (ii) subject to the financing statements in appropriate form having been filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 but subject to any Permitted Intercreditor Agreement. The parties agree that, for the avoidance of doubt, no interest in real property held by any Loan Party shall constitute Collateral under the Security Documents.
(b)Each Security Document, other than any Security Document referred to in paragraph (a) of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 but subject to any Permitted Intercreditor Agreement.
SECTION 3.16.Federal Reserve Regulations. None of Murphy USA, the Company or any other Restricted Subsidiary is engaged or will engage principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock.
ARTICLE IV

Conditions
SECTION 4.01.Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agents shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b)The Administrative Agents shall have received a favorable written opinion (addressed to the Administrative Agents, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Davis Polk & Wardwell LLP, counsel for the Loan Parties, and (ii) counsel for the Loan Parties in Delaware and New Jersey, in each case in form and substance reasonably satisfactory to the Administrative Agents.
(c)The Administrative Agents shall have received such documents and certificates as the Administrative Agents shall reasonably have requested relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agents.
(d)The Administrative Agents shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of each of Murphy USA and the Company, confirming compliance with the conditions set forth in the first sentence of paragraphs (g), (i), (j) and (k) of this Section.
(e)The Lenders shall have received all documentation and other information about the Loan Parties, including Beneficial Ownership Certifications, as have been reasonably requested by any Administrative Agent or any Lender in writing at least three Business Days prior to the Effective Date and that they reasonably determine is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
(f)The Administrative Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under written agreement entered into by Murphy USA or the Company with any Administrative Agent or any Arranger.
(g)The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agents shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agents that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or that such financing statements and Liens have been, or substantially contemporaneously with the Effective Date will be, terminated and released.
(h) The Administrative Agents shall have received a certificate, dated the Effective Date and signed by the chief financial officer of each of Murphy USA and the

Company, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agents.
(i)The Specified Representations shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects. The Specified Merger Agreement Representations shall be true and correct.
(j)Since the date of the Merger Agreement, there shall have not occurred a Material Adverse Effect (as defined in the Merger Agreement).
(k)The Acquisition shall have been, or substantially simultaneously with the Effective Date shall be, consummated. The Company shall have received gross proceeds of the New Senior Notes in an aggregate principal amount of $500,000,000. The Refinancing shall have been, or substantially simultaneously with the Effective Date, shall be, consummated, and the Administrative Agents shall have received reasonably satisfactory evidence as to the discharge and release of all obligations, guarantees and security in respect thereof.
(l)The applicable Administrative Agent shall have received a notice of borrowing with respect to each Borrowing to be made on the Effective Date.
The Administrative Agents shall notify Murphy USA, the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the Borrowings on the Closing Date and any conversion or continuation of any Loan and subject to Section 2.21), and of each Issuing Bank to issue, amend to increase the amount thereof extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any Loan) or the issuance, amendment to increase the amount thereof or extension of any Letter of Credit, Murphy USA and the Company shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.
ARTICLE V

Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Murphy USA and the Company covenants and agrees with the Lenders that:
SECTION 5.01.Financial Statements and Other Information. Murphy USA and the Company will furnish to the Administrative Agents, on behalf of each Lender (and the Administrative Agents shall promptly deliver to each applicable Lender (which delivery may be made by posting on an Electronic Platform)):
(a)within 90 days after the end of each fiscal year of Murphy USA (commencing with the fiscal year ending December 31, 2020) (or, so long as Murphy USA shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of Murphy USA for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and the related consolidated statements of income and comprehensive income, cash flows and stockholders’ equity as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification, exception or emphasis as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Murphy USA (or, so long as Murphy USA shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of Murphy USA for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of income and comprehensive income for such fiscal quarter and the then elapsed portion of the fiscal year and the related statement of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of Murphy USA as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(c)concurrently with each delivery of financial statements under clause (a) or (b) above, (i) a summary of the pro forma adjustments (if any) necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (ii) a list identifying each subsidiary of the Company as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such financial statements or confirming that there is no change in such information since the later of the Effective Date and the most recent prior delivery of such information;
(d)concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of each of Murphy USA and the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and Section 6.12, (iii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of Murphy USA most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or could have, a significant effect on the calculations of the Consolidated Fixed Charge Coverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Total Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations, (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided and (v) in the case of each Compliance Certificate delivered together with the financial statements under clause (a) above, setting forth a reasonably detailed calculation of Excess Cash Flow and of any deductions therefrom pursuant to Section 2.11(c);
(e)within 90 days after the end of each fiscal year of Murphy USA (commencing with the fiscal year ending December 31, 2021), a completed Supplemental Perfection Certificate, signed by a Financial Officer of each of Murphy USA and the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate;
(f)not later than 30 days after the commencement of each fiscal year of Murphy USA, a detailed consolidated budget for such fiscal year (including projected consolidated balance sheets and related projected statements of income and cash flows as of the end of and for each fiscal quarter during such fiscal year and as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly after the same become available, any significant revisions to such budget;
(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Murphy USA, the Company or any other Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by Murphy USA to its shareholders generally, as the case may be;
(h)promptly after any request therefor by any Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that Murphy USA or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Murphy USA or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if Murphy USA or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Murphy USA or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(i)promptly after any request therefor, such other information (i) regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Murphy USA, the Company or any other Restricted Subsidiary, or compliance with the terms of any Loan Document, as any Administrative Agent or any Lender may reasonably request or (ii) reasonably requested by any Administrative Agent or any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(j)promptly after the furnishing thereof and to the extent not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 5.01, copies of any material requests or material notices received by Murphy USA, the Company or any other Restricted Subsidiary (other than in the ordinary course of business) or material statements or material reports furnished by Murphy USA, the Company or any other Restricted Subsidiary pursuant to the terms of the Senior Notes and Incremental Equivalent Debt.
Information required to be delivered pursuant to clause (a), (b), (g) or (i) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agents on an Electronic Platform or shall be available on the website of the SEC at http://www.sec.gov.

Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agents. In the event any financial statements delivered under clause (a) or (b) above shall be restated, Murphy USA and the Company shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of each of Murphy USA and the Company.
SECTION 5.02.Notices of Material Events. Murphy USA and the Company will furnish to the Administrative Agents (and the Administrative Agents shall promptly deliver to each applicable Lender (which delivery may be made by posting on an Electronic Platform)) prompt written notice of the following:
(a)the occurrence of, or receipt by Murphy USA or the Company of any written notice claiming the occurrence of, any Default;
(b)the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting Murphy USA, the Company or any other Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Murphy USA, the Company or any other Restricted Subsidiary to the Administrative Agents and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Murphy USA, the Company and the other Restricted Subsidiaries in an aggregate amount of $25,000,000 or more; and
(d)any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Murphy Oil USA, Inc. Credit Agreement dated January 29, 2021” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of each of Murphy USA and the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.Additional Subsidiaries. If any Restricted Subsidiary is formed or acquired after the Effective Date, Murphy USA and the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Collateral Agent may agree to in writing), notify the Collateral Agent and the Administrative Agents thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted

Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Loan Party
SECTION 5.04.Information Regarding Collateral. (a) Murphy USA and the Company will furnish to the Collateral Agent and the Administrative Agents prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. Murphy USA and the Company agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b)Murphy USA and the Company will furnish to the Collateral Agent and the Administrative Agents prompt written notice of the acquisition by any Loan Party of any material assets after the Effective Date of the type that constitute, or are intended to constitute, Collateral, other than any assets constituting Collateral under the Security Documents in which the Collateral Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof. For the avoidance of doubt, the parties agree that any interests in real property acquired by any Loan Party after the date hereof shall not constitute Collateral under the Security Documents.
SECTION 5.05.Existence; Conduct of Business. Murphy USA, the Company and each other Restricted Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05.
SECTION 5.06.Payment of Obligations and Taxes. Murphy USA, the Company and each other Restricted Subsidiary will pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Murphy USA, the Company or such other Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07.Maintenance of Properties. Murphy USA, the Company and each other Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.08.Insurance. Murphy USA, the Company and each other Restricted Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty and business interruption insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty and business interruption insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as a loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Collateral Agent) prior written notice to the Collateral Agent and the Administrative Agents of any cancellation of such policy. Within 30 days of the Effective Date, Murphy USA and the Company shall have delivered, or caused to have been delivered, to the Collateral Agent and the Administrative Agents evidence that the insurance required by this Section 5.08 is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under this Section 5.08.
SECTION 5.09.Books and Records; Inspection Rights. Murphy USA, the Company and each other Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. Murphy USA, the Company and each other Restricted Subsidiary will permit the Administrative Agents or any Lender, and any agent designated by any of the foregoing, upon at least three Business Days’ notice, (a) to visit and reasonably inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants (and hereby authorizes the Administrative Agents and each Lender to contact its independent accountants directly) and to provide contact information for each bank where each Loan Party has a depository and/or securities account and each such Loan Party hereby authorizes the Administrative Agents and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested;

provided that the rights of any Term Lender under this Section 5.09 shall only be exercised by the Term Administrative Agent on behalf of the “Majority in Interest” of the Term Lenders.
SECTION 5.10.Compliance with Laws. Murphy USA, the Company and each other Restricted Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.11.Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used, together with the proceeds of the New Senior Notes, to consummate the Acquisition and the Refinancing, to pay fees and expenses incurred in connection with the foregoing and with the establishment of the credit facilities hereunder and for working capital and other general corporate purposes. The proceeds of the Revolving Loans will be used for working capital and other general corporate purposes of Murphy USA, the Company and the other Restricted Subsidiaries. Letters of Credit will be issued only to support obligations of the Company and the other Restricted Subsidiaries incurred in the ordinary course of business.
SECTION 5.12.Further Assurances. Murphy USA, the Company and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that any Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. Murphy USA and the Company will provide to the Administrative Agents, from time to time upon request, evidence reasonably satisfactory to the Administrative Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.13.Trademark License Agreement. Murphy USA, the Company and each other Subsidiary will comply with the Trademark License Agreement, except where failure to do so could not reasonably be expected to materially impair access to intellectual property rights or otherwise have a Material Adverse Effect.
ARTICLE VI

Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of

Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Murphy USA and the Company covenants and agrees with the Lenders that:
SECTION 6.01.Indebtedness; Certain Equity Securities. None of Murphy USA, the Company or any other Restricted Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(a)Indebtedness created under the Loan Documents;
(b)(i) the Senior Notes outstanding on the Effective Date, and Refinancing Indebtedness in respect thereof, and (ii) the Guarantees of any Indebtedness referred to in clause (i) above by Murphy USA, the Company and the other Loan Parties;
(c)Indebtedness existing on the Effective Date and, with respect to any such Indebtedness in an aggregate principal amount in excess of $10,000,000, set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(d)Indebtedness of any Restricted Subsidiary to Murphy USA, the Company or any other Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than Murphy USA, the Company or any other Restricted Subsidiary, (ii) any such Indebtedness owing by any Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agents, and (iii) any such Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;
(e)Guarantees incurred in compliance with Section 6.04;
(f)Indebtedness of the Company or any other Restricted Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Attributable Indebtedness, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (ii) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (f) shall not at any time exceed the greater of (i) $160,000,000 and (ii) 6.75% of Consolidated Net Tangible Assets;
(g)Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition after the Effective Date, provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) neither Murphy USA nor any Restricted Subsidiary (other than such Person or any special purpose merger Restricted Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not at any time exceed $50,000,000;
(h)Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;
(i)Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Murphy USA or any Restricted Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance and other social security laws and (ii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature, which obligations in each case shall not be secured except by any Lien incurred in reliance on Section 6.02(a)(ii), 6.02(a)(viii), 6.02(a)(x) or 6.02(a)(xi);
(j)Indebtedness in respect of the letters of credit outstanding on the Effective Date and set forth on Schedule 6.01(j) and Refinancing Indebtedness in respect thereof;
(k)Indebtedness of the Company or any other Restricted Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;
(l)Indebtedness of Murphy USA, the Company or any Restricted Subsidiary in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $160,000,000 and (ii) 6.75% of Consolidated Net Tangible Assets;
(m)Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $160,000,000 and (ii) 6.75% of Consolidated Net Tangible Assets;
(n)(i) Indebtedness in an aggregate principal amount not to exceed (such outstanding amount measured solely when incurred, created or assumed) the then available Incremental Amount consisting of the issuance or incurrence of senior secured (on a pari passu basis with the Loan Document Obligations), junior lien, unsecured or subordinated notes or loans (including “mezzanine” debt and bridge loans), (“Incremental Equivalent Debt”); provided that (w) such Incremental Equivalent Debt shall be subject to (A) Sections 2.21(b)(ii), 2.21(b)(iii), 2.21(b)(iv), 2.21(b)(viii), 2.21(b)(x), 2.21(c)(i) and 2.21(c)(ii) and (B) if such Incremental Equivalent Debt consists of loans secured on a pari passu basis with the Term Loans, the MFN Provision set forth in Section 2.21(b)(v), (x) if the Incremental Equivalent Debt is a notes issuance, it shall not be subject to mandatory prepayment or redemption provisions other than customary prepayments for notes offerings required as a result of a “change of control” or asset sales or other prepayment events consistent with market practice at the time of issuance, (y) if such Incremental Equivalent Debt consists of loans, the terms thereof, to the extent not substantially similar to the terms of the Term Loans, shall be, taken as a whole, not materially more restrictive than the terms of the Tranche B Term Loans and the Revolving Loans as determined in good faith by the Company (but excluding any terms (A) that are added for the benefit of all Lenders hereunder pursuant to an amendment hereto (with no consent of the Lenders being required), (B) that are only applicable to periods after the Latest Maturity Date or (C) that reflect market terms and conditions (as determined by the Company in good faith) at the time of incurrence or issuance) and (z) if such Incremental Equivalent Debt is secured, the holders thereof, or a trustee or agent on their behalf, shall have become party to a Permitted Intercreditor Agreement, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness; provided that such Permitted Refinancing Indebtedness shall be subject to the limitations set forth in clause (i) above, other than with respect to the requirements set forth in Section 2.21(c)(i) and 2.21(c)(ii); and
(o)Attributable Indebtedness in respect of Sale/Leaseback Transactions of Murphy USA, the Company or any Restricted Subsidiary incurred in connection with any Sale/Leaseback Transaction which, when taken together with all other Attributable Debt of Murphy USA, the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this clause (14), does not exceed the greater of (A) $30,000,000 and (B) 1.5% of Consolidated Net Tangible Assets of Murphy USA, the Company and the Restricted Subsidiaries.
SECTION 6.02.Liens. (a) None of Murphy USA, the Company or any other Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(i)Liens created under the Loan Documents;
(ii)Permitted Encumbrances;

(iii)any Lien on any asset of Murphy USA, the Company or any other Restricted Subsidiary existing on the Effective Date and, with respect to any such Lien securing Indebtedness or other obligations in an aggregate principal amount in excess of $10,000,000, set forth on Schedule 6.02 (including any Lien that attaches by law to the proceeds thereof); provided that (A) such Lien shall not apply to any other asset of Murphy USA, the Company or any other Restricted Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Effective Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(c) as Refinancing Indebtedness in respect thereof;
(iv)any Lien existing on any asset prior to the acquisition thereof by the Company or any other Restricted Subsidiary after the Effective Date or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Murphy USA, the Company or any other Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and which Indebtedness and other obligations are permitted hereunder, that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property (1) of Murphy USA, the Company or any other Restricted Subsidiary other than the acquired Restricted Subsidiary and its Restricted Subsidiaries or (2) to which such requirement would not have applied but for such acquisition) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g) as Refinancing Indebtedness in respect thereof;
(v)Liens on fixed or capital assets acquired, constructed or improved by the Company or any other Restricted Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 6.01(f) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of Murphy USA, the Company or any other Restricted Subsidiary (other than accessions and additions thereto and the proceeds and products thereof); provided, further, that in the event purchase money obligations are owed to any single Person with respect to the financing of more than one purchase of fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(vi)in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(viii)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any other Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(ix)Liens on cash collateral securing obligations in respect of letters of credit permitted under Section 6.01(j);
(x)Liens on assets of Foreign Subsidiaries securing Indebtedness or other obligations of such Subsidiaries permitted under Section 6.01;
(xi)other Liens on assets of the Company or any other Restricted Subsidiary securing Indebtedness or other obligations; provided that the aggregate outstanding principal amount of the Indebtedness and other monetary obligations secured by such Liens shall at no time exceed the greater of (x) $100,000,000 and (y) 4.25% of Consolidated Net Tangible Assets;
(xii)subject to a Permitted Intercreditor Agreement, Liens on the Collateral (or on assets that, substantially concurrently with the creation of such Lien, become Collateral on which a Lien is granted to the Revolving Administrative Agent pursuant to a Security Document) securing Incremental Equivalent Debt; and
(xiii)Liens arising under Sale/Leaseback Transactions entered into in reliance on Section 6.01(o).
(b)Notwithstanding the foregoing, none of Murphy USA, the Company or any other Restricted Subsidiary shall create, incur, assume or permit to exist any Liens securing

Indebtedness on any retail sales establishments, real property or other fixed assets owned by Domestic Subsidiaries or on Equity Interests in the Company or any other Subsidiary owned by Murphy USA or any Domestic Subsidiary, in each case, other than those permitted under Section 6.02(a)(i), 6.02(a)(iv), 6.02(a)(v), 6.02(a)(xi) or, solely in the case of fixed or capital assets, 6.02(a)(xiii).
SECTION 6.03.Fundamental Changes; Business Activities. (a) None of Murphy USA, the Company or any other Restricted Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (other than the Company) may merge into Murphy USA in a transaction in which Murphy USA is the surviving corporation, (ii) any Person (other than Murphy USA) may merge into the Company in a transaction in which the Company is the surviving corporation, (iii) any Person (other than Murphy USA or the Company) may merge or consolidate with any Restricted Subsidiary (other than the Company) in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iv) any Restricted Subsidiary (other than the Company) may merge into or consolidate with any Person (other than Murphy USA or the Company) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (v) any Restricted Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.
(b)None of Murphy USA, the Company or any other Restricted Subsidiary will engage to any material extent in any business other than businesses of the type conducted by Murphy USA, the Company and the other Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.
SECTION 6.04.Investments, Loans, Advances, Guarantees and Acquisitions. None of Murphy USA, the Company or any other Restricted Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired other than in the ordinary course of business that, following the acquisition thereof, would constitute a substantial portion of the assets of Murphy USA and the Restricted Subsidiaries, taken as a whole, except:
(a)Permitted Investments;
(b)Investments existing on the Effective Date in Subsidiaries;

(c)other Investments existing on the Effective Date and, in the case of any such Investment in excess of $10,000,000, set forth on Schedule 6.04 (but not any additions thereto made after the Effective Date);
(d)investments by Murphy USA, the Company and the other Restricted Subsidiaries in Equity Interests in their Restricted Subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of such investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date and permitted by clause (c) above), together with the aggregate consideration paid in respect of Permitted Acquisitions of any Person that does not become a Loan Party or of assets that are not acquired by a Loan Party, shall not exceed the greater of (x) $160,000,000 and (y) 6.75% of Consolidated Net Tangible Assets at any time outstanding;
(e)loans or advances made by Murphy USA, the Company or any other Restricted Subsidiary to any Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(g) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(f)Guarantees by Murphy USA, the Company or any other Restricted Subsidiary of Indebtedness or other obligations of Murphy USA, the Company or any other Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary that has not Guaranteed the Secured Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (ii) the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;
(g)Investments held by any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date, or Investments of any Person that are acquired by any Restricted Subsidiary as part of an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition after the Effective Date, provided that such Investments exist at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired;

(h)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(i)Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(j)Investments by Murphy USA, the Company or any other Restricted Subsidiary that result solely from the receipt by Murphy USA, the Company or such Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(k)Investments in the form of Hedging Agreements permitted under Section 6.07;
(l)payroll, travel and similar advances to directors and employees of Murphy USA or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Murphy USA or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(m)loans or advances to directors and employees of Murphy USA or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $10,000,000;
(n)Permitted Acquisitions;
(o)without duplication of amounts paid pursuant to Section 6.08(b)(vi) other Investments with amounts that could otherwise have been paid as Restricted Payments under Section 6.08(a)(vii);
(p)other Investments and acquisitions; provided that, the aggregate amount of all Investments made in reliance on this clause (p) outstanding at any time, together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (p), shall not exceed the greater of (i) $160,000,000 and (ii) 6.75% of Consolidated Net Tangible Assets;
(q)Investments and other acquisitions in an aggregate amount not to exceed the Available Amount; provided that other than with respect to any Investment made in reliance on the Available Amount Starter Basket, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), shall be no less than 2.00 to 1.00; and

(r)other Investments and acquisitions so long as the Total Leverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), does not exceed 3.50 to 1.00.
Notwithstanding anything to the contrary in this Section 6.04, none of Murphy USA, the Company or any Restricted Subsidiary shall permit any Investment of any intellectual property or rights thereto in any Unrestricted Subsidiary that, in either case, are material to the business or operations of Murphy USA, the Company and the Restricted Subsidiaries, taken as a whole.
SECTION 6.05.Asset Sales. None of Murphy USA, the Company or any other Restricted Subsidiary will Dispose of any asset, including any Equity Interest owned by it, nor will any Restricted Subsidiary issue any additional Equity Interest in such Subsidiary (other than to Murphy USA, the Company or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:
(a)Dispositions in the ordinary course of business of inventory or used or surplus equipment or of cash and Permitted Investments;
(b)sales in the ordinary course of business of immaterial assets, including individual retail sales establishments and terminals;
(c)Dispositions to Murphy USA, the Company or any other Restricted Subsidiary; provided that any such Dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;
(d)Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;
(e)Dispositions of assets subject to any casualty or condemnation proceeding (including Dispositions in lieu of condemnation);
(f)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(g)[reserved]
(h)other Dispositions of assets; provided that (i) all such Dispositions shall be made for fair value and, with respect to any Disposition or series of related Dispositions involving aggregate consideration in excess of $40,000,000, at least 75% of the consideration therefor shall be cash and Permitted Investments; provided that for purposes of this clause (i), (x) any liabilities (as shown on Murphy USA’s or such

Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Murphy USA or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Secured Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which Murphy USA and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (y) any Designated Non-Cash Consideration received by Murphy USA or any Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration that is at that time outstanding, not in excess of $80,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration, (ii) no Default shall have occurred and be continuing at the time of, or would result from, any such Disposition and (iii) the Net Proceeds thereof are applied in accordance with Section 2.11(d) to the extent required thereby;
(i)Dispositions of non-core assets acquired in connection with a Permitted Acquisition or other similar Investment; provided that all such Dispositions shall be made for fair value and the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(d) to the extent required thereby;
(j)Non-exclusive licenses and sublicenses (including licenses and sublicenses of intellectual property) granted to third parties in the ordinary course of business; and
(k)Dispositions or abandonment of intellectual property in the ordinary course of business.
Notwithstanding the foregoing, other than dispositions to the Company or another Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable requirements of law, no such sale, transfer or other disposition of any Equity Interests in any Restricted Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Restricted Subsidiary held by Murphy USA and the Restricted Subsidiaries and (ii) immediately after giving effect to such transaction, Murphy USA and the Restricted Subsidiaries shall otherwise be in compliance with Section 6.04. Notwithstanding anything to the contrary in this Section 6.05, none of Murphy USA, the Company or any Restricted Subsidiary shall permit any Disposition of any intellectual property or rights thereto to any Unrestricted Subsidiary that, in either case, are material to the business or operations of Murphy USA, the Company and the Restricted Subsidiaries, taken as a whole.
SECTION 6.06.Sale/Leaseback Transactions. None of Murphy USA, the Company or any other Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 and (b) any Indebtedness and Liens arising in connection therewith are permitted under Sections 6.01 and 6.02.
SECTION 6.07.Hedging Agreements. None of Murphy USA, the Company or any other Restricted Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which Murphy USA, the Company or any other Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of Murphy USA, the Company or any other Restricted Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Murphy USA, the Company or any other Restricted Subsidiary.
SECTION 6.08Restricted Payments; Certain Payments of Indebtedness. (a) None of Murphy USA, the Company or any other Restricted Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:
(i)Murphy USA may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;
(ii)any Restricted Subsidiary may declare and pay dividends or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Murphy USA and the Restricted Subsidiaries);
(iii)Murphy USA may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(iv)Murphy USA may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in Murphy USA;
(v)Murphy USA may make Restricted Payments not exceeding $60,000,000 in the aggregate for any fiscal year (with any unused amount carried over solely to the immediately succeeding fiscal year), pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of Murphy USA, the Company and the other Restricted Subsidiaries;
(vi)Murphy USA may make Restricted Payments in cash in an aggregate amount not exceeding $100,000,000 in any fiscal year;

(vii)Murphy USA may make Restricted Payments in cash in an aggregate amount not to exceed the greater of (x) $105,000,000 and (y) 4.5% of Consolidated Net Tangible Assets;
(viii)Murphy USA may make additional Restricted Payments in cash in an aggregate amount not to exceed the Available Amount; provided that other than with respect to any Restricted Payment made in reliance on the Available Amount Starter Basket, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), shall be no less than 2.00 to 1.00; and
(ix)Murphy USA may make additional Restricted Payments in cash so long as the Total Leverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), does not exceed 3.00 to 1.00.
(b)None of Murphy USA, the Company or any other Restricted Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than intercompany Indebtedness), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment or security to the Loan Document Obligations (any such Indebtedness “Junior Indebtedness”) (collectively, “Restricted Debt Payments”), except:
(i)regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;
(ii)refinancings of Junior Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(iii)payments of or in respect of Indebtedness made solely with Equity Interests in Murphy USA (other than Disqualified Equity Interests);
(iv)without duplication of amounts paid pursuant to Section 6.04(o), payments of Indebtedness in amounts that could have been paid as Restricted Payments under Section 6.08(a)(vii);
(v)Restricted Debt Payments in an aggregate amount not to exceed the Available Amount; provided that other than with respect to any Restricted Debt Payment made in reliance on the Available Amount Starter Basket, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), shall be no less than 2.00 to 1.00; and
(vi)any Restricted Debt Payments so long as the Total Leverage Ratio, calculated on a pro forma basis in accordance with Section 1.04(b), does not exceed 3.00 to 1.00.
SECTION 6.09.Transactions with Affiliates. None of Murphy USA, the Company or any other Restricted Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Murphy USA, the Company or such Restricted Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by Murphy USA of Equity Interests (other than Disqualified Equity Interests), (e) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Murphy USA, the Company or any other Subsidiary entered in the ordinary course of business and (f) the transactions and Investments permitted under clauses (d), (e), (f), (l) and (m) of Section 6.04.
SECTION 6.10.Restrictive Agreements. None of Murphy USA, the Company or any other Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Murphy USA, the Company or any other Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Murphy USA, the Company or any other Loan Party or to Guarantee Indebtedness of Murphy USA, the Company or any other Loan Party; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions imposed by the Senior Notes Documents as in effect on the Effective Date, (C) restrictions and conditions imposed by any other Indebtedness permitted under Section 6.01, including any Refinancing Indebtedness in respect of the Senior Notes permitted under Section 6.01(b), provided that the restrictions and conditions imposed by any such Indebtedness are not less favorable to the Lenders than the restrictions and conditions imposed by the Senior Notes Documents or, in the case of any Refinancing Indebtedness in respect of the Senior Notes or any Incremental Equivalent Debt, such restrictions or conditions, at the time such Indebtedness is incurred, in the good faith judgment of Murphy USA or the Company, are on customary market terms for Indebtedness of such type and could not reasonably be expected to impair the ability of Murphy USA, the Company and the other Loan Parties to meet their payment and other obligations under the Loan Documents, (D) restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (E) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder and (F) in the case of any Restricted Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(f) or 6.01(g) if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by Section 6.01(g) but shall apply to any amendment or modification expanding the scope of any such restriction or condition), provided that such restrictions and conditions apply only to such Restricted Subsidiary, and (B) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01, provided that such restrictions and conditions apply only to Foreign Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.
SECTION 6.11.Total Leverage Ratio. Solely for the benefit of the Revolving Lenders and the Revolving Administrative Agent on their behalf, Murphy USA and the Company will not permit the Total Leverage Ratio as of the last day of any fiscal quarter of Murphy USA to exceed 5.00 to 1.00; provided that, following the completion of a Permitted Acquisition involving aggregate consideration in excess of $150,000,000 that, on a pro forma basis, would result in an increase in the Total Leverage Ratio, if the Company shall so elect by a notice delivered to the Revolving Administrative Agent within 30 days following such completion (a “Total Leverage Increase Election”), such maximum Total Leverage Ratio shall be increased to 5.50 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been completed and at the end of and for each of the following two consecutive fiscal quarters (the period during which any such increase in the Total Leverage Ratio shall be in effect being called a “Total Leverage Increase Period”). The Company may terminate any Total Leverage Increase Period by a notice delivered to the Revolving Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Total Leverage Increase Period has commenced as provided in this Section, the maximum Total Leverage Ratio shall be 5.00 to 1.00. If a Total Leverage Increase Election shall have been made under this Section, the Company may not make another Total Leverage Increase Election unless, following the termination or expiration of the most recent prior Total Leverage Increase Period, the Total

Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of Murphy USA shall not have exceeded 5.00 to 1.00.
SECTION 6.12.Secured Net Leverage Ratio. Solely for the benefit of the Revolving Lenders and the Revolving Administrative Agent on their behalf, Murphy USA and the Company will not permit the Secured Net Leverage Ratio as of the last day of any fiscal quarter of Murphy USA to exceed 3.75 to 1.00; provided that, following the completion of a Permitted Acquisition involving aggregate consideration in excess of $150,000,000 that, on a pro forma basis, would result in an increase in the Secured Net Leverage Ratio, if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion, (a “Secured Net Leverage Increase Election”), such maximum Secured Net Leverage Ratio shall be increased to 4.25 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been completed and at the end of and for each of the following four consecutive fiscal quarters (the period during which any such increase in the Secured Net Leverage Ratio shall be in effect being called a “Secured Net Leverage Increase Period”). The Company may terminate any Secured Net Leverage Increase Period by a notice delivered to the Revolving Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Secured Net Leverage Increase Period has commenced as provided in this Section, the maximum Secured Net Leverage Ratio shall be 3.75 to 1.00. If a Secured Net Leverage Increase Election shall have been made under this Section, the Company may not make another Secured Net Leverage Increase Election unless, following the termination or expiration of the most recent prior Secured Net Leverage Increase Period, the Secured Net Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of Murphy USA shall not have exceeded 3.75 to 1.00.
SECTION 6.13.Fiscal Year. Murphy USA and the Company will not, and will not permit any other Restricted Subsidiary to, change its fiscal year to end on a date other than December 31.
SECTION 6.14.Anti-Corruption Laws. No Borrowing will be made or Letter of Credit issued, and no proceeds of any Borrowing will be used, (a) for the purpose of funding payments to any officer or employee of a Governmental Authority or of a Person controlled by a Governmental Authority, to any Person acting in an official capacity for or on behalf of any Governmental Authority or Person controlled by a Governmental Authority, or to any political party, official of a political party, or candidate for political office, in each case in violation of applicable Anti-Corruption Laws, (b) for the purpose of financing the activities of any Sanctioned Person or (c) in any manner that would result in the violation of Sanctions by any party hereto.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:

(a)the Company shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)any representation, warranty or statement made or deemed made by or on behalf of Murphy USA, the Company or any other Restricted Subsidiary in any Loan Document or in any report, certificate, financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;
(d)Murphy USA or the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of Murphy USA or the Company), 5.11 or in Article VI; provided that the failure to observe or perform any Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans unless a Majority in Interest of the Revolving Lenders have terminated the Revolving Commitments or declared the Revolving Loans outstanding thereunder to be immediately due and payable and such declaration has not been rescinded;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from any Administrative Agent or any Lender to the Company (with a copy to the Administrative Agents in the case of any such notice from a Lender);
(f)Murphy USA, the Company or any other Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to terminate such Material Indebtedness or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;
(h)one or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Murphy USA, the Company or any other Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Murphy USA, the Company or any other Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)Murphy USA, the Company or any other Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(v)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Murphy USA, the Company or any other Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Murphy USA, the Company or any other Restricted Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;
(k)Murphy USA, the Company or any other Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against Murphy USA, the Company, any other Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Murphy USA, the Company or any other Restricted Subsidiary to enforce any such judgment;
(m)any Permitted Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Collateral Agent or any Administrative Agent or the other Secured Parties;
(n)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) the Collateral Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;
(o)any material provision of any Loan Document or any Guarantee purported to be created under any Loan Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14; or
(p)a Change in Control shall occur;
then, and in every such event (other than an event with respect to Murphy USA, or the Company described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, either Agent may with the consent, and shall at the request, of the Required Lenders, by notice to Murphy USA and the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Murphy USA and the Company; and in the case of any event with respect to Murphy USA or the Company described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Murphy USA and the Company; provided that upon the occurrence of a Financial Covenant Event of Default, and at any time thereafter during the continuance of such event, the Revolving Administrative Agent may with the consent, and shall at the request, of a Majority in Interest of the Revolving Lenders, by notice to Murphy USA and the Company, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Revolving Loans and the Loans of each such Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company hereunder in respect of the Revolving Facility, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Murphy USA and the Company.
Notwithstanding anything to the contrary, neither any Administrative Agent, the Collateral Agent nor any Lender may deliver notice of any Default or Event of Default or otherwise consent, take action or direct or require any Administrative Agent or any Lender to undertake any action in respect of any Default or Event of Default previously reported to the Administrative Agents and the Lenders through the delivery of a notice of Default in accordance with Section 5.02(a) more than two years prior to such delivery of notice, consent, action or direction or requirement to undertake action in respect of Default or Event of Default, and such delivery of notice, consent, action or direction or requirement to undertake action shall be invalid and have no effect; provided that, such two year limitation shall not apply if any Administrative Agent, the Collateral Agent or the Required Lenders have commenced any remedial action (whether as set forth in this Article VII or as otherwise set forth in the Loan Documents) in respect of any such Default or Event of Default prior to such time.
ARTICLE VIII

The Administrative Agents
Each of the Lenders and the Issuing Banks hereby irrevocably appoints (a) JPMorgan Chase Bank, N.A. and its successors to serve as revolving administrative agent and collateral agent under the Loan Documents, and authorizes the Revolving Administrative Agent and the Collateral Agent to take such actions and to exercise such powers as are delegated to the Revolving Administrative Agent and the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto and (b) Royal Bank of Canada and its successors to serve as term administrative agent under the Loan Documents, and authorizes the Term Administrative Agent to take such actions and to exercise such powers as are delegated to the Term Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.
Each Person serving as an Administrative Agent or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Murphy USA, the Company or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agents and the Collateral Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and their respective duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agents and the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agents and the Collateral Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agents or the Collateral Agent, as the case may be, are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Administrative Agent or the Collateral Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that neither Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion, could expose it to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agents and the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Murphy USA, the Company, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or Collateral Agent or any of its Affiliates in any capacity. Neither Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or it shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agents and the Collateral Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agents by the Company, or (ii) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” or a “notice of an event of default”) is given to the Administrative Agents by Murphy USA or the Company, a Lender or an Issuing Bank, and the Administrative Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Banking Services Obligations or Secured Hedging Agreement Obligations, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agents or the Collateral Agent, as applicable or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agents or the Collateral Agent, as applicable.
Each Administrative Agent and the Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). Each Administrative Agent and the Collateral Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Administrative Agent and the Collateral Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance, extension or increase of such Letter of Credit. Each Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Administrative Agent and the Collateral Agent may perform any of and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Administrative Agent or the Collateral Agent. The Administrative Agents, the Collateral Agent and any such sub-agents may perform any of and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the respective Related Parties of the Administrative Agents and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be. The Administrative Agents and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the applicable Administrative Agent or the Collateral Agent, as the case may be, acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, any Administrative Agent or the Collateral Agent may resign at any time from its capacity as such. In connection with such resignation, the applicable Administrative Agent or the Collateral Agent shall give notice of its intent to resign to the applicable Lenders, the Issuing Banks (if applicable) and the Company. Upon receipt of any such notice of resignation, the Majority in Interest of Lenders of the applicable Class or Classes shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Majority in Interest of Lenders of the applicable Class or Classes and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its intent to resign, then the retiring Administrative Agent or Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Murphy USA and the Company to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by Murphy USA, the Company and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its intent to resign, the retiring Administrative Agent or Collateral Agent may give notice of the effectiveness of its resignation to the applicable Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, in the event of a resignation of the Collateral Agent, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Majority in Interest of Lenders of the applicable Class or Classes shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the retiring Administrative Agent for the account of any Person other than such Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the retiring Administrative Agent or Collateral Agent shall also directly be given or made to each applicable Lender and, if applicable, each Issuing Bank. Following the effectiveness of the retiring Administrative Agent’s or Collateral Agent’s resignation from its capacity as such, the provisions of this Article and Sections 9.03 and 9.19, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as applicable, and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agents, the Collateral Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agents, the Collateral Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agents, the Collateral Agent or the Lenders on the Effective Date.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent, any Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of such Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Obligations or agreement in respect of Banking Services will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document except as expressly provided in the Collateral Agreement. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement or agreement in respect of Banking Services shall be deemed to have appointed the Revolving Administrative Agent to serve as revolving administrative agent, the Term Administrative Agent to serve as term loan administrative agent, and the Collateral Agent to serve as collateral agent, in each case under the Loan Documents, and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agents and the Collateral Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the applicable Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agents or the Collateral Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Collateral Agent any amount due to it, in its capacity as the Collateral Agent, under the Loan Documents (including under Section 9.03).
Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agents, the Collateral Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Murphy USA, the Company or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true: (i) such Lender is not using

“plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit the Commitments and this Agreement or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agents and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that neither Administrative Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related hereto or thereto).
The Administrative Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agents shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The Administrative Agents

shall be permitted upon request of any Lender or Participant to make available to such Lender or Participant any list of Disqualified Lenders and any Lender may provide the list of Disqualified Lenders, upon request, to any prospective assignee or Participant on a confidential basis to such prospective assignee or Participant for the purpose of making the representation in the Assignment and Assumption or participation documentation that such prospective assignee or Participant is not a Disqualified Lender under the Credit Agreement (it being understood that the identity of Disqualified Lenders will not be posted or distributed to any Person, other than a distribution by the Administrative Agents to a Lender upon written request and by a Lender to any prospective assignee or Participant on a confidential basis).
ARTICLE IX

Miscellaneous
SECTION 9.01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight courier service or email, mailed by certified or registered mail or sent by fax, as follows:
(i)if to Murphy USA or the Company, to the Company at 200 Peach Street, El Dorado, Arkansas 71730, Attention of Mindy West (Fax No. 870-881-6893; email mindy.west@murphyusa.com), with a copy to the Company at 200 Peach Street, El Dorado, Arkansas 71730, Attention of John Moore (Fax No. 870-881-6893; email john.moore@murphyusa.com);
(ii)(ii) if to the Revolving Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, N.A., Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor, Chicago, IL 60603, Attention of CBC Operations (Fax No. (312) 377-1091; email abl.ftw@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 712 Main St., Floor 5, Houston, TX 77002, Attention of Jason R. Williams (Fax No. 713-216-6710; jason.r.williams@~~chase~~jpmorgan.com);
(iii)if to the Term Administrative Agent, to Royal Bank of Canada, 20 King Street W, 4th Floor, Toronto, Ontario, M5H, 1C4 (email rbcmagnt@rbccm.com);
(iv)if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent, Murphy USA and the Company (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and
(v)if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) (except that, if not sent during the normal business hours for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient) and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.
(b)Notices and other communications to the Company, any Loan Party, the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and an Electronic Platform) pursuant to procedures approved by the applicable Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. All such notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Any party hereto may change its address, telephone number, fax number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)Murphy USA and the Company agree that the Administrative Agents may, but shall not be obligated to, make any Communication by posting such Communication on an Electronic Platform. Any Electronic Platform is provided “as is” and “as available”. Neither of the Administrative Agents nor any of their respective Related Parties warrants, or shall be deemed to warrant, the adequacy of any Electronic Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by any Administrative Agent or any of its Related Parties in connection with the Communications or any Electronic Platform. In no event shall the Administrative Agents or any of their respective Related Parties have any liability to the Loan Parties, any

Lender, any Issuing Bank or any other Person for damages of any kind, including any direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or any Administrative Agent’s transmission of Communications through any Electronic Platform.
SECTION 9.02.Waivers; Amendments. (a) No failure or delay by any Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender, any Issuing Bank or any Affiliate thereof may have had notice or knowledge of such Default at the time.
(b)Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Murphy USA, the Company and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agents and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall:
(i)waive any condition set forth in Section 4.02 without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02),
(ii)increase any Commitment of any Lender without the written consent of such Lender,
(iii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of (i) any amendment, waiver or modification of the MFN Provision, (ii) any change in the definition, or in any components thereof, of the term “Total Leverage Ratio” or “Total Net Leverage Ratio” or (iii) any waiver of default interest), without the written consent of each Lender affected thereby,
(iv)postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than any waiver of default interest), without the written consent of each Lender affected thereby,
(v)change Section 2.18(b), 2.18(c) or 2.18(g) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender,
(vi)change any of the provisions of this Section or the percentage set forth in the definition of the term “Majority in Interest”, “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder (including, for the avoidance of doubt, any provision requiring the consent of “each Lender”), without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the terms “Majority in Interest” or “Required Lenders” may be amended to include references to any new class of loans or commitments created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans, Commitments or Lenders,
(vii)release Murphy USA, the Company or all or substantially all the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement and except for any such release by the Collateral Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the types of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee,
(viii)release all or substantially all the Collateral from the Liens of the Security Documents, or subordinate any such Liens, in each case, without the written consent of each Lender (except as expressly provided in Article VIII or Section 9.14 or 9.19 and except for any such release by the Collateral Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the types of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents,
(ix)change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class, or
(x)change the definition of “Eligible Assignee” to include therein Murphy USA, the Company or any other Affiliate of Murphy USA, without the written consent of each Lender;
provided, further, that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of any Administrative Agent or any Issuing Bank without the prior written consent of such Administrative Agent or such Issuing Bank, as the case may be.
(c)Notwithstanding anything herein to the contrary:
(i)any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Murphy USA, the Company and the Administrative Agents to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agents shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(ii)any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by Murphy USA, the Company (and, in the case of any other Loan Document, the other Loan Parties party thereto) and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time;

(iii)no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (ii), (iii) or (iv) of the first proviso of paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;
(iv)no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification;
(v)this Agreement may be amended in the manner provided in Sections 2.05(j) and 2.05(k) and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term;
(vi)this Agreement and the other Loan Documents may be amended in the manner provided in Sections 2.14(b), (c) and (d), 2.21, 2.22 and 2.23;
(vii)the Administrative Agents may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agents set forth in the definition of the term “Collateral and Guarantee Requirement”;
(viii)any Permitted Intercreditor Agreement and the Security Documents may be amended, supplemented or otherwise modified as provided in Section 9.19; and
(ix)only the written consent of a Majority in Interest of the Revolving Lenders shall be required (and for the avoidance of doubt, only the written consent of a Majority in Interest of the Revolving Lenders shall be able to) to waive, amend or modify the provisions of Section 6.11 or Section 6.12 (and related definitions as used in such Sections, but not as used elsewhere in this Agreement) or Article VII, solely as it relates to any failure to observe or perform any covenant set forth in Section 6.11 or Section 6.12.
(d)The applicable Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
(e)Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required any Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Company). For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Company or any other Loan Party or any instrument issued or guaranteed by the Company or any other Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company or any other Loan Party and any instrument issued or guaranteed by the Company or any other Loan Party, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Company or any other Loan Party (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Company or any other Loan Party (or any of their successors) other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company or any other Loan Party and any instrument issued or guaranteed by any of the Company or any other Loan Party, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender) shall promptly notify the applicable Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Company and the Administrative Agents that it is not a Net Short Lender (it being understood and agreed that the Company and the Administrative Agents shall be entitled to rely on each such representation and deemed representation). In no event shall any Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.
SECTION 9.03.Expenses; Limitation of Liability; Indemnity, Etc. (a) Murphy USA and the Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Collateral Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which, in the case of the preparation, negotiation, execution, delivery and administration of the Loan Documents, shall be limited to a single counsel (and, if reasonably required, a single local counsel in each applicable jurisdiction) for the Arrangers, the Administrative Agents and the Collateral Agent), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of any engagement or commitment letter and any fee letter relating hereto, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Murphy USA and the Company shall indemnify the Administrative Agents (and any sub-agent thereof), the Collateral Agent, the Arrangers, the Syndication Agent, the Documentation Agents, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of any engagement or commitment letter or any fee letter relating hereto, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement, the other Loan Documents or such other agreement or instrument of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by Murphy USA, the Company, any other Subsidiary or any Affiliate (or Person that was formerly an Affiliate) of any of them, or any other Environmental Liability related in any way to Murphy USA, the Company, any other Subsidiary or any Affiliate (or Person that was formerly an Affiliate) of any of them, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any Loan Party, any other party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)To the extent that Murphy USA and the Company fail indefeasibly to pay any amount required to be paid by them under paragraph (a) or (b) of this Section to any Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to such Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for any Administrative Agent (or any sub-agent thereof) or any Issuing Bank in connection with such capacity; provided, further, that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any of its Related Parties acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at the time (or most recently outstanding and in effect).

(d)To the extent permitted by applicable law (i) Murphy USA, the Company and each Loan Party shall not assert, and Murphy USA, the Company and each Loan Party hereby waives, any claim against any Administrative Agent, the Collateral Agent, any Arranger, any Syndication Agent, any Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve Murphy USA, the Company and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) none of Murphy USA or the Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Murphy USA or the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any other attempted assignment or transfer by any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agents and the Related Parties of any of the Administrative Agents, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the applicable Administrative Agent within 10 Business Days after having received notice thereof;
(B)the applicable Administrative Agent; provided that no consent of the Term Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Commitments or Term Loans, $1,000,000 unless each of the Company and the applicable Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; provided, further, that the Company shall be deemed to have consented thereto unless it shall object thereto by written notice to the applicable Administrative Agent within 10 Business Days after having received notice thereof;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of (x) a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans or (y) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Term Commitment of any Class without assigning a proportionate part of the assigning Lender’s Term Loans of such Class or a proportionate part of all the assigning Lender’s rights and obligations in respect of its Term Loans of any Class without assigning a proportionate part of the assigning Lender’s Term Commitment of such Class;

(C)the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Electronic Platform), together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
(D)the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c). Other than with respect to Disqualified Lenders, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
(iv)Each Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in the United States a copy of each applicable Assignment and Assumption delivered to it and records of the names and addresses of the Lenders under each applicable Class, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each such Lender pursuant to the terms hereof from time to time (a “Register”). The entries in each Register shall be conclusive absent manifest error, and the Company, the Administrative Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Company and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon receipt by the applicable Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the applicable Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if it reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the applicable Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the applicable Administrative Agent (such determination to be made in the sole discretion of the applicable Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the applicable Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of such Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the applicable Administrative Agent that such assignee is an Eligible Assignee.
(c)(i) Any Lender may, without the consent of the Company, the Administrative Agents or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Murphy USA, the Company, the Administrative Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Murphy USA and the Company agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required underSection 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, each Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Notwithstanding anything in this Agreement to the contrary, any Lender may assign all or a portion of its rights and obligations with respect to the Term Loans under this Agreement to Murphy USA, the Company or any Restricted Subsidiary through open market purchases on a pro-rata or non-pro rata basis, in each case subject to the following limitations:
(i)(x) if the assignee is Murphy USA or a Restricted Subsidiary, upon such assignment, transfer or contribution, the applicable assignee will automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Company or (y) if the assignee is the Company, (including through the contribution or transfers set forth in clause (x)), the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Company will be deemed automatically cancelled and extinguished upon such assignment, contribution or transfer (and may not be resold) (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt) and such purchases (and the payments made by the Company and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11; and
(ii)no Default or Event of Default shall be continuing or shall result therefrom.
For the avoidance of doubt, no Revolving Commitments or Revolving Loans may be assigned to Murphy USA, the Company or any Restricted Subsidiary.
SECTION 9.05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, any Arranger, the Syndication Agent, the Documentation Agents, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Revolving Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Company (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether Murphy USA and the Company are required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.16, 2.17 and 9.03 hereof and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments and agreements of the Lenders and, if applicable, their Affiliates under any commitment or engagement letter relating hereto and any commitment advices submitted by them (but do not supersede any other provisions of any such commitment or engagement letter or any separate letter agreements with respect to fees payable to any Administrative Agent, any Issuing Bank or any Arranger that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent that any Administrative Agent has agreed to accept any Electronic Signature, such Administrative Agent and each of the applicable Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Murphy USA, the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of any Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of Murphy USA and the Company hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agents, the Lenders, Murphy USA and the Company, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agents and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from any Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of Murphy USA or the Company against any of and all the obligations then due of Murphy USA or any other Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of Murphy USA or the Company are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agents promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of Murphy USA and the Company hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c)Each of Murphy USA and the Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.Confidentiality. Each of the Administrative Agents, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made shall be subject to a professional or other obligation of confidentiality or will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) (other than Disqualified Lenders) to any swap or derivative transaction relating to Murphy USA, the Company or any other

Subsidiary and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than Murphy USA or the Company or (j) in the case of information pertaining to this Agreement routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry. For purposes of this Section, “Information” means all information received from Murphy USA or the Company relating to Murphy USA, the Company or any other Subsidiary or their businesses, other than any such information that is available to any Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Murphy USA or the Company; provided that, in the case of information received from Murphy USA or the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on any Arranger or any Administrative Agent, such parties may disclose Information as provided in this Section 9.12
SECTION 9.13.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.Release of Liens and Guarantees. (a) A Subsidiary Loan Party (other than the Company) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary or upon such Subsidiary becoming an Excluded Subsidiary; provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise, (ii) at any time when any Incremental Equivalent Debt (or Refinancing Indebtedness in respect thereof) that is secured by the Collateral, is outstanding, no such release shall occur unless, substantially concurrently therewith, such Subsidiary Loan Party shall have been released from its obligations, if any (including pursuant to a Guarantee), under all such Indebtedness, and all Liens on the assets of such Subsidiary Loan Party securing any such other Indebtedness shall have been released and (iii) without the consent of the Required Lenders, no Loan Party that is a Restricted Subsidiary shall be released from its obligations under the Loan Documents if such Loan Party becomes an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary” solely by virtue of a Disposition or issuance of Equity Interests (unless, for the avoidance of doubt, another clause of the definition of “Excluded Subsidiary” is then applicable), unless such Disposition or issuance is a good faith Disposition or issuance to a bona-fide unaffiliated third party whose primary purpose is not the release of the guarantee and obligations of such Loan Party under the Loan Documents. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Collateral Agreement or any other Security Document, the provisions of this paragraph shall govern and control.
(b)Upon any sale or other transfer by any Loan Party (other than to Murphy USA, the Company or any other Restricted Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released; provided that (i) at any time when any Incremental Equivalent Debt (or Refinancing Indebtedness in respect thereof) is outstanding, no such release shall occur unless, substantially concurrently therewith, all Liens on such Collateral securing any such Incremental Equivalent Debt shall have been released. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Collateral Agreement or any other Security Document, the provisions of this paragraph shall govern and control.
(c)The Lenders, the Issuing Banks and the other Secured Parties hereby further irrevocably authorize the release of Liens on the Collateral as provided in the Security Documents.
(d)In connection with any termination or release pursuant to this Section, the Collateral Agent and the Administrative Agents shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent or Administrative Agents.
SECTION 9.15.Certain Notices. Each Lender and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation it is

required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 9.16.No Fiduciary Relationship. Each of Murphy USA and the Company, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Murphy USA, the Company, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agents, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agents, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agents, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Murphy USA, the Company, the other Subsidiaries and their Affiliates, and none of the Administrative Agents, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to Murphy USA, the Company, the other Subsidiaries or any of their Affiliates. To the fullest extent permitted by law, each of Murphy USA and the Company hereby agree not to assert any claims against the Administrative Agents, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates alleging a breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17.Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Murphy USA, the Company or any Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Murphy USA, the Company and the Administrative Agents that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b)Murphy USA, the Company and each Lender acknowledge that, if information furnished by Murphy USA or the Company pursuant to or in connection with this Agreement is being distributed by any Administrative Agent through an Electronic Platform, (i) the Administrative Agents may post any information that Murphy USA or the Company has indicated as containing MNPI solely on that portion of an Electronic Platform designated for Private Side Lender Representatives and (ii) if Murphy USA or the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, each Administrative Agent reserves the right to post such information solely on that portion of an Electronic Platform designated for Private Side Lender Representatives. Each of Murphy USA and the Company agrees to clearly designate all information provided to any Administrative Agent by or on behalf of Murphy USA or the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agents shall be entitled to rely on any such designation by Murphy USA or the Company without liability or responsibility for the independent verification thereof.
SECTION 9.18.Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase dollars with the Judgment Currency; if the amount of dollars so purchased is less than the sum originally due to the Applicable Creditor in dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.19.Permitted Intercreditor Agreement. (a) Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Company and the other Loan Parties under Incremental Equivalent Debt, upon incurrence thereof, may be secured by Liens on assets of the Company and the other Loan Parties that constitute Collateral, and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties in respect of such Incremental Equivalent Debt, will be set forth in a Permitted Intercreditor Agreement. Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Collateral Agent and the Administrative Agents to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Company, in connection with the establishment, incurrence, amendment, refinancing or replacement of any secured Incremental Equivalent Debt, any Permitted Intercreditor Agreement (it being understood and agreed that the Collateral Agent and the Administrative Agents are hereby authorized and directed to determine the terms and conditions of any such Permitted Intercreditor Agreement as contemplated by the definition of the term “Permitted Intercreditor Agreement”, and that notwithstanding anything herein to the contrary, the Administrative Agents and the Collateral Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Lender, any Issuing Bank or any other

Secured Party, or by any Loan Party, as a result of, any such determination) and (ii) any documents relating thereto.
(b)Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of each Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agents as a result of any action taken by any Administrative Agent pursuant to this Section or in accordance with the terms of any Permitted Intercreditor Agreement and (iv) authorizes and directs the Administrative Agents to carry out the provisions and intent of each such document.
(c)Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agents to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Permitted Intercreditor Agreement that the Company may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Incremental Equivalent Debt, (ii) to confirm for any party that such Permitted Intercreditor Agreement is effective and binding upon such Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.
(d)Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agents to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.
(e)Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges and agrees that each of JPMorgan Chase Bank, N.A. and Royal Bank of Canada, or one or more of their respective Affiliates may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the holders of any Incremental Equivalent Debt (and may itself be a holder of any Incremental Equivalent Debt) and, in any such capacity, may be a party to any Permitted Intercreditor Agreement. Each of the Lenders, the Issuing Banks and the other Secured Parties waives any conflict of interest in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A., Royal Bank of Canada or any of their respective Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

(f)Each Administrative Agent shall have the benefit of the provisions of Article VIII and Section 9.03 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.
(g)Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Section 9.19.
SECTION 9.20.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(c)The following terms shall for purposes of this Section have the meanings set forth below:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means, as to any Affected Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of such Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 9.21.Acknowledgment Regarding Any Supported QFCs. (a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as set forth in clause (b) below with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature pages follow]

Amended and Restated Exhibits

EXHIBIT C
[FORM OF]
BORROWING REQUEST

[If to the Revolving Administrative
Agent:]
JPMorgan Chase Bank, N.A.
  as Revolving Administrative Agent
Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor,
Chicago, IL 60603
Attention of CBC Operations
(Fax No. (713) 732-7608)
with a copy to
JPMorgan Chase Bank, N.A.
  as Revolving Administrative Agent
2200 Ross Avenue, 9th Floor
Dallas, TX 75201
Attention of Jon Eckhouse
(Fax No. 214-965-2594)
[If to the Term Administrative Agent:] Royal Bank of Canada, as Term Administrative Agent 20 King Street W, 4th Floor, Toronto, Ontario, M5H, 1C4
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of January 29, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc. (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Revolving Administrative Agent and Collateral Agent, and Royal Bank of Canada, as Term Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes a Borrowing Request and the Company hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:
(A) Class of Borrowing:1
(B) Aggregate principal amount of Borrowing:2 $
(C) Date of Borrowing (which is a Business Day):
1Specify Tranche B Term Borrowing, Revolving Borrowing or, if any new Class of Commitments is established under Section 2.21, 2.22 or 2.23, a Borrowing of such Class.
2 Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement.
EXHIBIT C

(D) Type of Borrowing:3
(E) Interest Period and the last day thereof:4
(F) Location and number of the Company’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )
[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed: ]5
[The Company hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.]6
Very truly yours,
MURPHY OIL USA, INC.
By:
Name:
Title:

3Specify ABR Borrowing or Term Benchmark Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
4Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. If an Interest Period is not specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration. May not end after the applicable Maturity Date.
5Specify only in the case of an ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.
6Include bracketed language only for Borrowings after the Closing Date other than for certain Incremental Loans incurred under Section 2.21 to finance a Limited Condition Transaction as provided in the applicable Incremental Facility Agreement.
EXHIBIT C

EXHIBIT F
[FORM OF]
INTEREST ELECTION REQUEST

[If to the Revolving Administrative
Agent:]
JPMorgan Chase Bank, N.A.
  as Revolving Administrative Agent
Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor,
Chicago, IL 60603
Attention of CBC Operations
(Fax No. (713) 732-7608)
with a copy to
JPMorgan Chase Bank, N.A.
  as Revolving Administrative Agent
2200 Ross Avenue, 9th Floor
Dallas, TX 75201
Attention of Jon Eckhouse
(Fax No. 214-965-2594)
[If to the Term Administrative Agent:] Royal Bank of Canada, as Term Administrative Agent 20 King Street W, 4th Floor, Toronto, Ontario, M5H, 1C4
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of January 29, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc. (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Revolving Administrative Agent and Collateral Agent, and Royal Bank of Canada, as Term Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes an Interest Election Request and the Company hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a [Revolving] [Tranche B Term] [specify other Class] Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing and each resulting Borrowing:
1. Borrowing to which this request applies:
Principal Amount:
Type:
EXHIBIT F

Interest Period7:
2. Effective date of this election8:
3. Resulting Borrowing[s]9
Principal Amount10:
Type11
Interest Period12

Very truly yours,
MURPHY OIL USA, INC.
By:
Name:
Title:

7In the case of a Term Benchmark Borrowing, specify the last day of the current Interest Period therefor.
8Must be a Business Day.
9If different options are being elected with respect to different portions of the Borrowing specified in item 2 above, provide the information required by this item 4 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
10Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 2 above.
11Specify whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing.
12Applicable only if the resulting Borrowing is to be a Term Benchmark Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
EXHIBIT F